Filed Pursaunt to Rule 424(b)(5)
Registation Statement NO. 333-167598

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion.

Preliminary Prospectus Supplement dated April 25, 2012.

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 29, 2010)

            Shares of Common Stock

We are offering            shares of our common stock.

Our common stock is listed on The NASDAQ Global Market under the symbol “TSPT.” On April 24, 2012, the last reported sale price of our common stock on The NASDAQ Global Market was $10.92 per share.

Investing in our common stock involves a high degree of risk. Before buying any shares you should read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page S-7.

	Per Share	Total
Public Offering Price	$	$
Underwriting Discounts and Commissions	$	$
Proceeds to us, before expenses	$	$

We have granted a 30-day option to the underwriters to purchase up to              additional shares of our common stock (    % of the shares sold) solely to cover over-allotments, if any.

You should carefully read this prospectus supplement and the accompanying prospectus, together with the documents we incorporated by reference, before you invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares to the purchasers on or about                    , 2012 through the book-entry facilities of the Depository Trust Company.

Leerink Swann	Lazard Capital Markets

The date of this prospectus supplement is                     , 2012

Prospectus Supplement

Prospectus

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated July 29, 2010, provides more general information about us and our common stock. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the information in the documents we have referred you to in the section of this prospectus supplement entitled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

The distribution of this prospectus and the offering and sale of our common stock in certain jurisdictions may be restricted by law. Persons who come into possession of this prospectus should inform themselves about and observe such restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Unless otherwise stated or the context otherwise requires, references in this prospectus supplement to “Transcept,” the “Company,” “we,” “our” and “us” or similar terms refer to the public company formerly known as Novacea, Inc., or Novacea, and now known as Transcept Pharmaceuticals, Inc., and (as successor to the business of the private company formerly known as Transcept Pharmaceuticals, Inc., or TPI, that is now the wholly-owned subsidiary of Transcept following the merger of TPI and Novacea) also relates to activities taking place with respect to, and the financial information of, the business of TPI prior to the merger of TPI and Novacea.

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This prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering include trademarks, service marks and trade names owned by us or others. Transcept Pharmaceuticals, Inc., the Transcept Pharmaceuticals, Inc. logo and all other Transcept product and service names are trademarks of Transcept Pharmaceuticals, Inc. in the United States and in other selected countries. All other trademarks, service marks and trade names included or incorporated by reference in this prospectus supplement and the accompanying prospectus and any free-writing prospectus that we have authorized for use in connection with this offering are the property of their respective owners.

INDUSTRY AND MARKET DATA

We obtained the industry and market data in this prospectus supplement from our own research as well as from industry and general publications, surveys and studies conducted by third parties. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and any free-writing prospectus that we have authorized for use in connection with this offering and may not contain all of the information that is important to you. This prospectus supplement and the accompanying prospectus include information about the shares of common stock we are offering as well as information regarding our business and financial data. You should read this prospectus supplement and the accompanying prospectus, including information incorporated by reference, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety. Investors should carefully consider the information set forth under “Risk Factors” in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein.

Overview

We are a specialty pharmaceutical company focused on the development and commercialization of proprietary products that address important therapeutic needs in the field of neuroscience. In November 2011, the U.S. Food and Drug Administration, or FDA, approved our New Drug Application, or NDA, for Intermezzo® (zolpidem tartrate) sublingual tablet C-IV for use as needed for the treatment of insomnia when a middle-of-the-night awakening is followed by difficulty returning to sleep. Additionally, in November 2011, Purdue Pharmaceutical Products L.P., or Purdue Pharma, exercised its right to commercialize Intermezzo in the United States pursuant to our United States License and Collaboration Agreement, or the Collaboration Agreement, that we entered into in July 2009. On April 5, 2012, we announced the commercial launch of Intermezzo by Purdue Pharma in the United States. Purdue Pharma has notified us that it plans to invest approximately $100 million to support the sales and marketing of Intermezzo during the first full year of commercialization. A portion of this investment will include the formation of a new 275 representative sales force devoted exclusively to the promotion of Intermezzo to those physicians who are the highest prescribers of insomnia products.

We are also conducting a Phase 2 study of TO-2061, a low dose of ondansetron, to determine its effectiveness and safety when used as an adjunctive treatment for patients with obsessive compulsive disorder, or OCD, who have not adequately responded to standard first-line therapy with currently approved OCD medications.

Middle-of-the-Night-Awakenings: The most common insomnia symptom

According to IMS Health Incorporated, an independent market research firm, the number of prescriptions filled in the United States to treat insomnia grew to approximately 79 million for the twelve months ended September 30, 2011. The 2003 National Sleep Foundation, or NSF, “Sleep in America” poll of the United States population between the ages of 55 and 84 described waking up during the night as the most prevalent insomnia symptom, affecting 33% of respondents. Based on the 2005 NSF poll data, we estimate that middle-of-the-night awakening is 50% more common than difficulty going to sleep at bedtime among the general population. The 2009 NSF poll found that 46% of respondents described being “awake a lot during the night.”

Based on a study published in 2009 of nearly 9,000 individuals, the Stanford Sleep Epidemiology Research Center has estimated that about one-third of adults in the United States experience middle-of-the-night awakenings at least three times each week. The study concluded that more than 90% of those subjects who reported middle-of-the-night awakenings reported that this insomnia symptom persisted for at least six months. In the Stanford study, fewer than 25% of this middle-of-the-night awakening group reported difficulty going to sleep at bedtime.

Data from a study published in Population Health Management in 2010, based on information from the United States National Health and Wellness Survey to evaluate the economic and humanistic burden of chronic insomnia characterized by nighttime awakenings, indicate that this condition was associated with a significant negative impact in health care utilization, health-related quality of life and work productivity.

The Intermezzo® Opportunity

Our first approved product, Intermezzo (zolpidem tartrate) sublingual tablet C-IV, is a sublingual formulation of zolpidem approved for use as needed for the treatment of insomnia when a middle-of-the-night awakening is followed by difficulty returning to sleep. Intermezzo is the first and only sleep aid approved by the FDA for this indication. Intermezzo is formulated as a sublingual tablet containing a bicarbonate-carbonate buffer and is rapidly absorbed in both women and men. The recommended and maximum dose of Intermezzo is 1.75 mg for women and 3.5 mg for men, taken once per night. The recommended doses for women and men are different because women clear zolpidem from the body at a lower rate than men. Intermezzo is to be taken in bed when a patient wakes in the middle of the night and has difficulty returning to sleep. Intermezzo should only be taken if the patient has at least 4 hours of bedtime remaining before the planned time of waking.

Intermezzo was studied in two Phase 3 clinical trials involving more than 370 patients. In these studies, patients taking Intermezzo required less time to fall back to sleep after waking compared to people taking placebo. Intermezzo was also studied in a highway driving safety study to evaluate the effects of middle-of-the-night administration of Intermezzo on next-morning driving performance.

Intermezzo is the first and only sleep aid specifically for use in the middle of the night at the time that patients awaken and have difficulty returning to sleep. Intermezzo has been uniquely designed for this indication and employs the following product features:

•

Known active agent. The active pharmaceutical ingredient in Intermezzo is zolpidem tartrate, cited by IMS Health as the most commonly prescribed agent for the treatment of insomnia in the United States, with over 1.24 billion zolpidem tablets prescribed in the United States for the twelve months ended September 30, 2011. Approved in 1992 as the active ingredient in Ambien®, a branded prescription sleep aid, zolpidem has a well-established record of safety and efficacy.

•

Rapid absorption. Intermezzo disintegrates in the sublingual cavity after administration. On average, Intermezzo is rapidly absorbed in both genders, with a mean Tmax across studies of about 35 minutes to about 75 minutes. We believe that rapid absorption, the delivery of the active pharmaceutical ingredient into systemic circulation, is a key product feature.

•

Dose. The recommended dose of Intermezzo in women and in elderly patients is 1.75 mg, and the recommended dose in men is 3.5 mg. Intermezzo is indicated for use as needed for the treatment of insomnia when a middle-of-the-night awakening is followed by difficulty returning to sleep. Intermezzo is not indicated for the treatment of middle-of-the-night insomnia when the patient has fewer than 4 hours of bedtime remaining before the time of waking.

Ambien® and its generic equivalents are available in doses of 5 mg and 10 mg. Ambien CR® and its generic equivalents are available in doses of 6.25 mg and 12.5 mg. Each of these products is intended to be taken only at the beginning of the night in order to fall and stay asleep throughout the night, and is not appropriate to be taken in the middle of the night when a patient has only 4 hours of bedtime remaining.

Collaboration with Purdue Pharma

In July 2009, we entered into the Collaboration Agreement with Purdue Pharma, which provides Purdue Pharma with an exclusive license to commercialize Intermezzo in the United States. We granted Purdue Pharma and an associated company the right to negotiate for the commercialization of Intermezzo in Mexico and Canada, and retained rights to commercialize Intermezzo in the rest of the world. The Collaboration Agreement also provides us an option to begin co-promoting Intermezzo to psychiatrists in the United States as early as 12 months after the commercial launch of Intermezzo in the United States and as late as 55 months after such commercial launch. We retain full rights to Intermezzo outside North America and plan to develop and market Intermezzo in major markets outside the United States through one or more development and marketing alliances. Purdue Pharma is obligated to pay us tiered base royalties on net sales of Intermezzo in the United States ranging from the mid-teens up to the mid-twenty-percent level, and we are eligible to receive up to an additional $80 million in intellectual property and net sales based milestone payments. The Collaboration Agreement also provides us the option to co-promote Intermezzo to psychiatrists in the United States. If we exercise this option and begin marketing to psychiatrists, Purdue Pharma will be obligated to pay us an additional royalty on sales of Intermezzo to psychiatrists. The rate of this additional co-promote royalty ranges from 22% to 40% and would be fixed according to when we begin our specialty marketing effort. Net revenue qualifying for this additional co-promote royalty is limited by an annual cap of 15% of total Intermezzo annual net sales in the United States.

TO-2061: Being evaluated for adjunctive therapy in patients with obsessive compulsive disorder

We are developing TO-2061, a low dose of ondansetron, to be used as adjunctive therapy in patients with OCD who have not adequately responded to first-line treatment with currently approved OCD medications, such as selective serotonin re-uptake inhibitors, or SSRIs. Our strategy is to augment the therapeutic effects of first-line pharmacotherapy in OCD patients with ondansetron to provide more effective treatments to control OCD in patients who do not respond adequately to conventional therapies. Ondansetron is currently marketed in higher doses as Zofran® by GlaxoSmithKline, and is available in generic form, for the prevention of nausea and vomiting caused by radiation therapy and chemotherapy and for the prevention of postsurgical nausea and vomiting. Typical daily doses of ondansetron for these indications are 16 mg to 24 mg. We are studying ondansetron at total daily doses of 1 mg to 1.5 mg.

In March 2011, we began a Phase 2 double-blind, multi-center, placebo-controlled study of TO-2061 to evaluate its effectiveness and safety when used as an adjunctive treatment for patients with OCD who have not adequately responded to standard first-line therapy with currently approved OCD medications, such as SSRIs. The decision to conduct the Phase 2 study was based in part on two single-blind exploratory clinical studies that examined the use of a range of low doses of ondansetron in the treatment of OCD. These studies yielded initial results that we and our advisors believe to be encouraging.

OCD is characterized by a pattern of unwanted and intrusive thoughts that cause distress and consequent repetitive behaviors aimed at reducing this distress. OCD has been known to significantly impact everyday life activities of both patients and their families. It has been estimated by the U.S. Department of Health and Human Services that OCD affects 1% to 2% of the United States adult population, and the overall degree of impairment caused by OCD has been described as comparable to that experienced by patients who suffer with schizophrenia. Approximately 40% to 50% of OCD sufferers seek treatment from a physician and approximately 40% to 60% of OCD patients do not respond adequately to first-line pharmacotherapy. There is currently no FDA approved treatment for this group of patients. Atypical antipsychotics are often used off-label to augment first-line treatment of OCD, but approximately 68% of treatment resistant OCD patients do not respond adequately. Adverse events such as weight gain and metabolic disorders are associated with the use of atypical antipsychotics.

Our Business Strategy

Our goal is to become a leading developer and marketer of pharmaceutical products that fill important therapeutic needs in the field of neuroscience, with an initial focus on psychiatry. Our efforts to achieve this goal are driven by the following key strategies:

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Support Purdue Pharma with the transition in NDA ownership to ensure a successful commercial launch of Intermezzo in the United States. Our U.S. marketing partner, Purdue Pharma, launched Intermezzo in April 2012 and plans to invest approximately $100 million to support sales and marketing of Intermezzo during the first year of commercialization. We have been actively working with Purdue Pharma to ensure a smooth transition as it relates to manufacturing commercial product and medical affairs activities.

•

Maximize the market opportunity for Intermezzo through marketing alliances. We have retained rights to commercialize Intermezzo in the rest of the world and have an effort underway to enter into one or more development and marketing alliances with established pharmaceutical companies in major markets outside the United States.

•

Develop a product pipeline to address unmet needs in the field of neuroscience. We are developing TO-2061 to determine its safety and efficacy as an adjunctive therapy for patients with OCD who have not adequately responded to treatment with approved first-line pharmacotherapy. We are also seeking, through internal product development and external business development activities, additional product opportunities that can be of importance in the field of neuroscience.

•

Identify and evaluate strategic product licensing opportunities. We are seeking additional development stage and marketed pharmaceutical product licensing opportunities to leverage the specialty marketing infrastructure that we plan to build in support of Intermezzo. The identification and acquisition of such a product could be important factors in our decision to exercise the psychiatry co-promote option with Purdue Pharma.

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Develop a specialty commercial organization focused on neuroscience. The Collaboration Agreement provides us the option to co-promote Intermezzo to psychiatrists in the United States. This option allows us to begin co-promoting Intermezzo as early as 12 months after the commercial launch of Intermezzo and as late as 55 months after such commercial launch.

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Plan for Intermezzo royalty and milestone payments. Under the terms of the Collaboration Agreement, Purdue Pharma will pay us a tiered base royalty on U.S. net sales of Intermezzo that ranges from the mid-teens to the mid-20% level. The base royalty is tiered depending upon the achievement of certain fixed net sales thresholds by Purdue Pharma, which net sales levels reset each year for the purpose of calculating the royalty. If we elect to exercise our co-promote option, we are entitled to receive an additional co-promote royalty from Purdue Pharma on net revenue that is generated by psychiatrist prescriptions. This additional co-promote royalty ranges from 40% of net revenue, if we begin marketing to psychiatrists in the first month following the one year anniversary of commercial launch of Intermezzo in the United States, down to approximately 22% of net revenue, if we do not begin marketing to psychiatrists until 55 months after the commercial launch of Intermezzo. Net revenue qualifying for this additional co-promote royalty is limited by an annual cap of 15% of total Intermezzo annual net sales in the United States.

Corporate Information

We were incorporated in the State of Delaware in 2001 as Novacea, Inc., or Novacea. Novacea previously traded on The NASDAQ Global Market under the ticker symbol “NOVC.” On January 30, 2009, Novacea completed a business combination, or the merger, with a privately held company, Transcept

Pharmaceuticals, Inc., or TPI, pursuant to which TPI became a wholly-owned subsidiary of Novacea and the corporate name of Novacea was changed to “Transcept Pharmaceuticals, Inc.” Prior to the merger, Novacea substantially ended its business of developing novel therapies for the treatment of cancer. Following the closing of the merger, the business conducted by TPI became the principal business of the combined entity, and that business now operates through a wholly-owned subsidiary now known as Transcept Pharma, Inc.

Our principal executive offices are located at 1003 W. Cutting Boulevard, Suite #110, Point Richmond, California 94804, and our telephone number is (510) 215-3500. Our website is www.transcept.com. Information contained in or that can be accessed through our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus.

THE OFFERING

Common stock we are offering	shares

Over-allotment option to purchase additional shares	We have granted the underwriters an option to purchase up to shares of our common stock solely to cover over-allotments, if any.

Common stock to be outstanding immediately after this offering	shares (or shares if the underwriters’ over-allotment option is exercised in full)

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, increasing our working capital and funding research and development, including the development of TO-2061, and capital expenditures. In the event that we decide to exercise our option to co-promote Intermezzo to psychiatrists in the United States, we may use a portion of the net proceeds to support such commercial launch. In addition, we may use a portion of the net proceeds for licensing or acquiring intellectual property to incorporate into our products and product candidates or our research and development programs, and to fund possible investments in and acquisitions of complementary businesses or partnerships. See “Use of Proceeds” on page S-32.

Risk factors	See “Risk Factors” beginning on page S-7 of this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference for a discussion of factors that you should consider before buying shares of our common stock.

NASDAQ Global Market symbol	“TSPT”

The foregoing discussion and table are based on 14,013,270 shares of common stock issued and outstanding as of March 31, 2012 and excludes:

•	3,356,755 shares of our common stock issuable upon exercise of outstanding options under our equity incentive plans, at a weighted-average exercise price of $6.51 per share;

•	637,693 shares available for future issuance under our Amended and Restated 2006 Incentive Award Plan;

•	447,686 shares available for future issuance under our 2009 Employee Stock Purchase Plan; and

•	156,007 shares of our common stock reserved for issuance upon the exercise of outstanding warrants, each with an exercise price of $8.136 per share.

Unless otherwise stated, all information contained in this prospectus supplement assumes no exercise of the underwriters’ over-allotment option to purchase additional shares in this offering.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risk factors described below, together with the other information in this prospectus supplement, the accompanying prospectus, the documents incorporated herein and therein by reference and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occur, it may materially harm our business, financial condition, operating results or cash flow. As a result, the market price of our common stock could decline, and you could lose all or part of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to Our Business

We have had a limited operating history that may make it difficult for you to evaluate the potential success of our business and we have a history of incurring losses.

We were founded in January 2001 under our former name, Novacea, Inc., and in January 2009 underwent a merger with Transcept Pharmaceuticals, Inc., a privately held company, or TPI, founded in 2002, which is the primary business we currently conduct. Our operations to date have been limited to organizing and staffing, acquiring, developing and securing technology and undertaking preclinical studies and clinical trials. Furthermore, our business is not profitable and has incurred losses in each year since the inception of TPI in 2002. Our net loss for the years ended December 31, 2011, 2010 and 2009 was $3.9 million, $9.3 million and $21.8 million, respectively. We had an accumulated deficit at December 31, 2011 of $100.1 million.

We only recently obtained regulatory approval for the commercial sale of our lead product candidate, Intermezzo, from the FDA. We have not demonstrated the ability to meet and adhere to other regulatory standards applicable to an FDA approved product, to conduct sales and marketing activities or to co-promote a product with a collaboration partner, including Purdue Pharma. Consequently, any predictions you make about our future success or viability may not be as accurate as they would be if we had a longer operating history.

In addition, we expect to continue to incur losses for the foreseeable future until such time, if ever, that Intermezzo is successfully commercialized by Purdue Pharma and we receive milestone and royalty revenue from our collaboration that exceeds our expenses. For the foreseeable future, we expect our accumulated deficit to increase as we continue our research, development, regulatory and collaboration efforts with respect to Intermezzo both in support of Purdue Pharma and potential collaboration partners outside North America, and with respect to our other product candidate, TO-2061. If Purdue Pharma does not successfully commercialize Intermezzo, or if TO-2061 or future product candidates, if any, do not gain regulatory approval and are not commercialized or do not achieve market acceptance, we may not be able to generate any revenue. We cannot assure you that we will ever be profitable or that we can sustain profitability, even if achieved. If we fail to achieve and maintain profitability, or if we are unable to fund our continuing losses, you could lose all or part of your investment.

We are dependent on the commercial success of Intermezzo in the United States for the treatment of middle-of-the-night awakening, which only recently received FDA approval.

In November 2011, the FDA granted marketing approval for the commercial sale of Intermezzo in the United States for use as-needed for the treatment of insomnia when a middle-of-the-night awakening is followed by difficulty returning to sleep. We currently have one other product candidate in clinical development, TO-2061, which is being evaluated as a potential adjunctive therapy for patients with OCD who have not adequately responded to standard first-line treatment with currently approved OCD medications and which is currently undergoing a Phase 2 clinical study.

In July 2009, we entered into a Collaboration Agreement with Purdue Pharma, which provides Purdue Pharma with the option to commercialize Intermezzo in the United States at its expense. On November 30, 2011, Purdue Pharma notified us that it exercised its option to commercialize Intermezzo and subsequently launched commercial sales of Intermezzo in the United States in April 2012. If Purdue Pharma does not successfully commercialize Intermezzo in the United States, our ability to generate revenue will be jeopardized and, consequently, our business will be seriously harmed. Because we do not have another product candidate that has received regulatory approval for commercial sale, our future success is currently dependent on the successful commercialization of Intermezzo in the United States by Purdue Pharma.

We are substantially dependent upon the efforts of Purdue Pharma to commercialize Intermezzo in the United States and will be dependent on the efforts of other collaboration partners if we enter into future strategic collaborations.

The success of sales of Intermezzo in the United States will be dependent on the ability of Purdue Pharma to successfully launch and commercialize Intermezzo pursuant to the Collaboration Agreement. The terms of the Collaboration Agreement provide that Purdue Pharma can terminate the agreement for any reason at any time upon advance notice of 180 days. For example, Purdue Pharma may find that the commercial potential of Intermezzo is not sufficient to continue pursuing. If the Collaboration Agreement is terminated, our business and our ability to generate revenue from sales of Intermezzo will be substantially harmed and we will be required to develop our own sales and marketing organization or enter into another strategic collaboration in order to commercialize Intermezzo in the United States. We do not currently have the infrastructure in place or adequate resources to launch a commercial product and implementing such infrastructure would require substantial time and resources and such efforts may not be successful.

The manner in which Purdue Pharma launches Intermezzo, including the amount and timing of Purdue Pharma’s investment in the commercial launch and potential pricing of Intermezzo, will have a significant impact on the ultimate success of Intermezzo in the United States, and the success of the overall commercial arrangement with Purdue Pharma. If the launch of commercial sales of Intermezzo in the United States by Purdue Pharma is delayed or prevented, our revenue will suffer and our stock price may decline. Further, if launch and resulting sales of Intermezzo are not deemed successful, our stock price may decline. The outcome of Purdue Pharma commercialization efforts could also have an effect on investors’ perception of potential sales of Intermezzo outside the United States, which could also cause a decline in our stock price and may make it more difficult for us to enter into strategic collaborations outside the United States.

Under the Collaboration Agreement, Purdue Pharma is responsible for conducting post-approval studies of Intermezzo and bears the cost associated with such studies. The planning and execution of these studies, if any, will be primarily the responsibility of Purdue Pharma, and may not be carried out in accordance with our preferences, or could yield results that are detrimental to Purdue Pharma’s sales of Intermezzo in the United States or detrimental to our efforts to develop or commercialize Intermezzo outside the United States.

We may enter into one or more additional strategic collaborations for the development and commercialization of Intermezzo outside the United States. We may not be able to enter into additional collaborations on acceptable terms, if at all. Our collaboration with Purdue Pharma as our commercial partner for Intermezzo in the United States could also limit the potential collaboration options we have outside the United States or could render potential collaborators less inclined to enter into an agreement with us because of such relationship. Further, we have granted Purdue Pharma and an associated company an option to negotiate with us for a license to commercialize Intermezzo in Mexico and Canada. While these options and subsequent negotiation periods continue, we are prevented from negotiating with and being able to enter into commercialization agreements with other potential strategic partners for the development or commercialization of Intermezzo in such countries.

Our ability to receive any significant revenue from TO-2061 or future product candidates, if any, covered by a strategic collaboration will be dependent on the efforts of the collaboration partner and may result in lower levels of income than if we marketed or developed our product candidates entirely on our own. Our collaboration partner may not fulfill its obligations or carry out marketing activities for the product candidates as diligently as we would like. We could also become involved in disputes with our collaboration partner, which could lead to delays in or termination of commercialization programs and time-consuming and expensive litigation or arbitration. If a collaboration partner terminates or breaches its agreement, or otherwise fails to complete its obligations in a timely manner, the chances of successfully developing or marketing our product candidates would be materially and adversely affected.

Intermezzo, despite obtaining FDA approval, may never achieve market acceptance, nor may TO-2061 or future product candidates, if any, even if regulatory approval for such product candidates is obtained.

Despite obtaining FDA regulatory approval for the commercial sale of Intermezzo, the commercial success of Intermezzo, and TO-2061 or future product candidates, if any, even if regulatory approval is obtained for such candidates, will depend upon, among other things, acceptance by physicians and patients. Market acceptance of, and demand for, any products that we develop and that are commercialized by us or our collaboration partner will depend on many factors, including:

•	the ability to provide acceptable evidence of safety and efficacy of Intermezzo or future products for their respective indications;

•	the ease of use of Intermezzo;

•	the existence of generic or branded competition for Intermezzo;

•	the ability to obtain adequate pricing and sufficient insurance coverage and reimbursement;

•	the availability, relative cost and relative efficacy and safety of alternative and competing treatments;

•	the effectiveness of our or a collaboration partner’s sales, marketing and distribution strategies; and

•	the ability to produce commercial quantities sufficient to meet demand.

If Intermezzo, TO-2061 and/or future product candidates fail to gain market acceptance, we may be unable to earn sufficient revenue to continue our business.

Intermezzo will face substantial competition from companies with established products.

Intermezzo has been approved for use as-needed for the treatment of insomnia when a middle-of-the-night awakening is followed by difficulty returning to sleep, an indication that we believe represents an opportunity within the broader insomnia therapeutic market. The insomnia market is large, deeply commercialized and characterized by intense competition among generic products and large, established pharmaceutical companies with well-funded, well-staffed and experienced sales and marketing organizations, as well as far greater name recognition than we or our collaboration partner have.

Intermezzo will compete in this large market against well-established branded products with a history of deep market penetration and significant advertising support, as well as with new market entrants and generic competitors selling zolpidem and other sleep aids at a fraction of the price at which we or our collaboration partner plan to sell Intermezzo.

We believe that Intermezzo is well positioned as the first sleep aid approved by the FDA specifically for use as needed for the treatment of insomnia when a middle-of-the-night awakening is followed by difficulty returning to sleep. We are not aware of any product candidate that has successfully completed the clinical trials required for approval for such indication. However, currently approved and marketed seven- to eight-hour therapeutics may be prescribed by doctors and used by patients to treat this condition when used to deliver a prophylactic dose of a sleep aid at the beginning of the night.

In 2010, we sponsored an epidemiology study conducted by Dr. Ronald Kessler that sought to quantify the extent of the off-label middle-of-the-night use of seven to eight-hour sleep aids. The study suggested that approximately 11% of all hypnotic users sometimes take their sleep aid in the middle of the night in order to return to sleep, and that approximately 50% of those hypnotic users who reported middle-of-the-night awakening as their most bothersome insomnia symptom sometimes take their bedtime sleep aid in the middle of the night. Despite the fact that currently available sleep aids are not approved to be taken in the middle of the night, these findings suggest the possibility that some patients may use, or continue to use, these products, or their low cost generic versions, rather than Intermezzo. In addition, anecdotal evidence suggests that some patients currently split low cost generic tablets for off-label use in the middle of the night, despite the fact that these patients have no instruction as to the proper dose or how long they should stay in bed and refrain from driving.

The most directly competitive approved products in the United States are generic forms of Ambien® and Ambien CR®, which were originally developed by sanofi-aventis, and are available from multiple generic manufacturers. EdluarTM, a sublingual tablet containing zolpidem, was launched in the U.S. market by Meda Pharmaceuticals, Inc. in September 2009. ZolpimistTM, an orally administered spray containing zolpidem, was launched by ECR Pharmaceuticals Company, Inc., a wholly-owned subsidiary of Hi-Tech Pharmacal Co., Inc., in February 2011. EdluarTM and ZolpimistTM employ the same 10 mg and 5 mg zolpidem doses as generic Ambien® and are designed to be used in the same manner at bedtime to promote sleep onset.

Lunesta® (eszopiclone), marketed by Sunovion Pharmaceuticals Inc., a subsidiary of Dainippon-Sumitomo Pharma Co. Ltd., and Rozerem® (ramelteon), marketed by Takeda Pharmaceuticals Company Limited, can similarly treat middle-of-the-night awakenings by providing a prophylactic dose at bedtime in order to avoid a middle-of-the-night awakening. Also, short duration products such as Sonata®, which uses the active ingredient zaleplon and is marketed by King Pharmaceuticals, Inc., have been used off-label for the as-needed treatment of middle-of-the-night awakenings. In September 2010, Somaxon Pharmaceuticals, Inc. announced that its product, Silenor®, became commercially available in the United States. Silenor® is a low dose doxepin formulation intended for use at bedtime for the treatment of both transient (short term) and chronic (long term) insomnia characterized by difficulty with sleep maintenance in both adults and elderly patients. Other drugs, such as the antidepressant generic trazodone, are also widely prescribed off-label for the treatment of insomnia.

Other companies may develop new products to compete with Intermezzo.

We are aware of several new products currently in development that are seeking indication statements from the FDA for the treatment of middle-of-the-night awakenings. NovaDel Pharma, Inc. states on its web-site that it has commenced development of a low-dose version of Zolpimist™ for the treatment of middle-of-the-night awakenings with the intent to enter such product candidate into clinical trials, and Somnus Therapeutics Inc. has indicated that it is similarly targeting treatment of middle-of-the-night awakenings with development of its controlled-release zaleplon formulation that would be dosed at bedtime, SKP-1041. Additionally, Alexza Pharmaceuticals, Inc. is developing AZ-007, immediate release zaleplon, for its ability to treat middle-of-the-night awakenings.

There are many other companies working to develop new products and other therapies to treat insomnia. Several of these products are in late stage clinical trials. In January 2010, Vanda Pharmaceuticals Inc. received an orphan drug designation from the FDA for VEC-162 (tasimelteon), a melatonin agonist similar to ramelteon, for treatment of non-24 hour sleep/wake disorder in blind individuals without light perception. Vanda may seek approval for additional, broader insomnia indications for this product candidate, or such product candidate, if approved by the FDA, may be prescribed and used off-label to treat other insomnia indications. In May 2010, Merck and Co., Inc. initiated two Phase 3 studies of MK-4305, an orexin receptor antagonist intended for the treatment of insomnia.

Furthermore, new developments, including the development of other drug technologies and methods of treating conditions, occur in the biopharmaceutical industry at a rapid pace, and may negatively affect the commercial prospects of Intermezzo.

Many potential competitors, either alone or together with their partners, have substantially greater financial resources, research and development programs, clinical trial and regulatory experience, expertise in prosecution of intellectual property rights, and manufacturing, distribution and sales and marketing capabilities than us and our collaboration partner. As a result of such factors, our competitors may:

•	develop product candidates and market products that are less expensive, safer, more effective or easier to use than Intermezzo;

•	commercialize competing products before Intermezzo can be launched;

•	initiate or withstand substantial price competition more successfully than we can;

•	have greater success in recruiting skilled scientific workers and experienced sales and marketing personnel from the limited pool of available talent;

•	more effectively negotiate third party licenses and strategic collaborations; and

•	take advantage of acquisition or other opportunities more readily than us or our collaboration partner.

We may require substantial additional funding and may need to curtail operations if we are unable to raise capital when needed.

Until such time as Purdue Pharma can commercially launch Intermezzo, we have no source of product revenue. We have a limited operating history and have not yet commercialized any products. We had cash, cash equivalents and marketable securities of $62.4 million at December 31, 2011. We expect our negative cash flows from operations to continue for the foreseeable future as we undertake activities to pursue the commercialization of Intermezzo, develop TO-2061, seek regulatory approval for Intermezzo in other countries and seek additional products and product candidates through business development efforts. We do not know how long it will take to obtain regulatory approval of TO-2061 or any future product candidates, if any, or if such approval is obtainable. We also expect negative cash flows beyond the product launch of Intermezzo. As a result, we will need to generate significant revenue to pay these costs and achieve profitability. We do not know whether or when we will become profitable because of the significant uncertainties with respect to Purdue Pharma’s ability to successfully commercialize Intermezzo and, as a result, our ability to generate revenue from sales of Intermezzo and from our existing and potential future collaborations, if any.

If our Collaboration Agreement with Purdue Pharma is terminated or other factors arise, our cash, cash equivalents and marketable securities may prove insufficient to fund our operations through the successful commercialization of Intermezzo. Also, the development and potential regulatory approval of additional product candidates will likely require additional funding, which may not be available at the time needed on commercially reasonable terms, if at all.

We currently believe that our available cash, cash equivalents and marketable securities and interest income will be sufficient to fund our anticipated levels of operations for at least the next twelve months. However, our future capital requirements will depend on many factors, including:

•	the ability of Purdue Pharma to successfully commercialize Intermezzo in the United States;

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the cost of establishing or contracting for sales and marketing capabilities if we exercise our option to co-promote Intermezzo to psychiatrists in the United States, and potential costs of being required to engage in contracting to replace Purdue Pharma’s primary care sales and marketing capabilities if our existing Collaboration Agreement with Purdue Pharma is terminated;

•	the extent to which we develop internally, acquire or in-license new products, technologies or businesses;

•	the rate of progress and cost of our ongoing TO-2061 clinical trial, the need to conduct additional clinical trials and other development activities;

•	the receipt of milestone and other payments, if any, from Purdue Pharma under the Collaboration Agreement;

•	the prospect, cost and timing for the development of Intermezzo to obtain regulatory approval for Intermezzo outside the United States;

•	the terms and timing of any licensing arrangements that we may establish for Intermezzo outside the United States;

•	the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights; and

•	the effect of competing technological and market developments.

In addition, we may seek to raise additional funds to:

•	further develop Intermezzo to meet the requirements for regulatory approval of Intermezzo outside the United States;

•

establish or contract for sales and marketing capabilities if we exercise our option to co-promote Intermezzo, or to build our own sales force if Purdue Pharma does not continue with our collaboration to commercialize Intermezzo in the United States;

•	continue to develop TO-2061 through clinical trials and other development activities; and

•	develop internally, acquire or in-license new products, technologies or businesses or to otherwise fund our operations.

There can be no assurance that additional funding, if needed, will be available on attractive terms, or at all. Our failure to raise capital as and when needed may require us to significantly curtail one or more of our development, licensing or acquisition programs, which could have a negative impact on our financial condition and our ability to successfully pursue our business strategy.

If we choose to exercise our co-promotion option and are unable to establish an effective and profitable sales and marketing infrastructure in the United States, our financial performance could be substantially harmed.

In order to commercialize Intermezzo or any other product candidates successfully, we must enter into and maintain strategic collaborations to perform, and/or acquire or internally develop a sales and marketing infrastructure. We have entered into a strategic collaboration for commercialization of Intermezzo in the United States with Purdue Pharma and may develop our own sales force and marketing infrastructure to co-promote Intermezzo to psychiatrists in the United States. If we exercise our co-promotion option and are unable to develop a successful sales and marketing infrastructure to effectively commercialize Intermezzo, our ability to generate additional revenue from potential sales of Intermezzo to psychiatrists would be substantially harmed. Even if we develop an effective sales and marketing organization, we may not be able to generate sufficient revenue from our additional co-promotion royalties from Purdue Pharma to make that operation profitable during the first several years of operation, or at all.

The development of sales and marketing infrastructure is difficult and time consuming, and requires substantial financial and other resources. Factors that may hinder our efforts to develop an internal sales and marketing infrastructure include:

•	the inability to recruit, retain and effectively manage adequate numbers of effective sales and marketing personnel;

•	the inability of sales personnel to obtain access to or convince adequate numbers of physicians to prescribe Intermezzo or future products, if approved;

•	the abundance of well branded, competing products sold and distributed by large established organizations;

•	the lack of complementary products to be offered by sales personnel, which may put us at a competitive disadvantage relative to companies with more extensive product lines; and

•	unforeseen delays, costs and expenses associated with creating a sales and marketing organization.

We cannot transfer or assign to a third party our option to co-promote Intermezzo to psychiatrists in the United States, except in a limited circumstance at the discretion of Purdue Pharma.

The Collaboration Agreement prohibits the transfer or assignment of our co-promotion option to third parties, except in a limited circumstance at the discretion of Purdue Pharma. The Collaboration Agreement provides that if we have not exercised the co-promote option prior to an acquisition of us or a change in control, the co-promote option will terminate. In the event that we have exercised our co-promote option and have met certain sales criteria, Purdue Pharma maintains full discretion over our ability to transfer or assign the co-promote option to a third party in the event of an acquisition of us or change in control. The Collaboration Agreement also prohibits any transfer or assignment of our co-promote option to a third party, except in the limited circumstance described in the foregoing sentence. The inability to transfer or assign our co-promote option to a third party reduces our flexibility in monetizing the option and may decrease the value of Transcept to potential acquirors.

If we delay exercising our co-promotion option for Intermezzo or commencing co-promotion activities after exercise, the royalties for net sales of Intermezzo that we may receive under the co-promotion option are reduced.

The Collaboration Agreement provides that we can exercise our co-promotion option at any point before or on the last day of the fortieth calendar month (e.g. on or before August 31, 2015) after commercial launch of Intermezzo in the United States, which occurred in early April 2012. The Collaboration Agreement also provides that we cannot begin co-promoting Intermezzo until at least 12 months following the commercial launch of Intermezzo in the United States. In the event that we exercise our co-promotion option in the first four months of a calendar year, we cannot commence co-promotion activities until the later of the one year anniversary following the commercial launch of Intermezzo in the United States by Purdue Pharma or the first month of the next calendar year. In the event that we exercise our option after the fourth calendar month of the year, we cannot commence co-promotion activities until 15 months from the date we exercise our option. If we choose to delay the exercise of our co-promote option or commencing co-promotion activities after exercising our option, our royalty percentage on sales of Intermezzo pursuant to the option decreases on a monthly basis from approximately 40%, if we begin co-promoting Intermezzo in the first month of the year following the commercial launch of Intermezzo in the United States, down to approximately 22%, if we begin co-promoting in the 55th month following the commercial launch. A delay in exercise of our co-promotion option or the commencement of co-promotion activities following exercise of our option will adversely affect the revenue we can generate pursuant to our co-promotion right.

Governmental and third party payors may impose restrictions or reimbursement or pricing controls that could limit product revenue.

The continuing efforts of government and third party payors to contain or reduce the costs of health care through various means may reduce potential revenue we may receive from sales of Intermezzo. In particular, third party insurance coverage may not be available to patients for Intermezzo or other future products, if any, especially in light of the availability of low-cost generic zolpidem therapeutics, regardless of the fact that such products are not specifically designed or indicated to specifically treat middle-of-the-night awakening. Government and third party payors could also impose price controls and other conditions that must be met by patients prior to providing coverage for use of our products. For example, insurers may establish a “step-edit” system that requires a patient to utilize a lower price alternative product prior to becoming eligible for reimbursement of a higher price product. If government and third party payors do not provide adequate coverage and reimbursement levels for our products, or if price controls, prior authorization or step-edit systems are enacted, our royalties and/or product revenue will suffer. In addition, the Affordable Care Act requires manufacturers of branded prescription drugs to pay an annual fee to the Federal government beginning in 2011. Each manufacturer’s fee will be calculated based on the dollar value of its sales to certain federal programs and the aggregate dollar value of all branded prescription drug sales by covered manufacturers. A manufacturer’s fee will be its prorated share of the industry’s total fee obligation (approximately $2.5 billion in 2011 and set to increase in following years), based on the ratio of its sales to the total sales by covered entities. We cannot predict our share of this fee because it will be determined in part on other entities’ sales to the relevant programs.

Negative publicity and documented side effects concerning products used to treat patients in the insomnia market may harm commercialization of Intermezzo.

Products containing zolpidem, the active ingredient in Intermezzo, are widely marketed. Zolpidem use has been linked to negative effects, such as sleepwalking and amnesia, and has the potential to cause physical or psychological dependence. Furthermore, zolpidem is classified as a Schedule IV controlled substance under the Controlled Substances Act, and is subject to certain packaging, prescription and purchase volume limitations. There can be no assurance that additional negative publicity or increased governmental controls on the use of zolpidem or other compounds used in products for the insomnia market would not inhibit or prevent commercialization of Intermezzo. Furthermore, negative information arising out of clinical trials, post-market adverse event reporting or publicity concerning zolpidem and other hypnotic pharmaceuticals could cause the FDA to make approval or marketing of new products for the insomnia market more difficult, by requiring additional pre- or post-market studies or different non-clinical or clinical studies or taking other actions, out of safety or other concerns, or could lead to reduced consumer usage of sleep aids, including zolpidem products and Intermezzo. For example, the FDA has taken steps to ensure that we warn patients that the use of other zolpidem products may negatively affect patient driving ability the morning after dosing.

Intermezzo, and any other future product candidate for which we may receive regulatory approval from the FDA, will be subject to ongoing regulatory requirements and may face regulatory or enforcement action.

Intermezzo, as well as any other product candidate for which we receive regulatory approval, together with related third party manufacturing facilities and processes, post-approval clinical data, and advertising and promotional activities for the product, will be subject to significant review, oversight and ongoing and changing regulation by the FDA. Failure to comply with regulatory requirements may subject us, or Purdue Pharma, to administrative and judicially-imposed sanctions. These may include warning letters, adverse publicity, civil and criminal penalties, injunctions, product seizures or detention, product recalls, total or partial suspension of production, refusal to approve pending product marketing applications and withdrawal of product approvals. Even if we receive regulatory approval to market a particular product candidate, the approval could be conditioned on our conducting additional costly post-approval studies or could limit the indicated uses included in our labeling. For example, as part of the approval of Intermezzo, the FDA has required us to conduct a post-market study of the ability of patients to comply with our dosing instructions in an actual-use setting. Moreover, the product may later cause adverse effects that limit or prevent its widespread use, force us or our marketing partner to withdraw it from the market or impede or delay the ability to obtain regulatory approvals in additional countries. The FDA has also requested that all manufacturers of sedative-hypnotic pharmaceutical products modify their product labeling to include strong language concerning potential risks. These risks include severe allergic reactions and complex sleep-related behaviors, which include sleep-driving. The FDA also recommended that pharmaceutical manufacturers of sedative-hypnotics conduct clinical studies to investigate the frequency with which sleep-driving and other complex behaviors occur in association with individual drug products, and to deliver to the FDA information related to the effect, if any, their drug products may have on next day driving safety.

If manufacturers supplying Intermezzo or any other product candidate fail to produce in the volumes and quality that are required on a timely basis, or to comply with stringent regulations applicable to pharmaceutical manufacturers, there may be delays in the commercialization of or an inability to meet demand for Intermezzo or delays in the development of future product candidates, if any, and we may lose potential revenue.

Neither we nor Purdue Pharma manufacture Intermezzo, nor do we manufacture TO-2061, and we do not currently have plans to develop the capacity to manufacture either product. We have a primary manufacturing and supply agreement with Patheon, Inc. to manufacture a supply of Intermezzo for use outside the United States, and Purdue Pharma has entered into an agreement with Patheon to manufacture and supply Intermezzo for use in the United States. We and Purdue Pharma currently have arrangements to use Sharp Corporation as a primary packager of Intermezzo. Purdue Pharma relies upon SPI Pharma, Inc. as a supplier for certain key excipients contained within Intermezzo and as the sole supplier for one such excipient, Pharmaburst®. If we obtain approval to sell Intermezzo outside the U.S. territory, we would likely also rely on SPI Pharma as a supplier for the same excipients. In addition, Purdue Pharma relies upon Teva Pharmaceutical Industries Ltd., API Division (formerly Plantex USA, Inc.) as the sole source for a special form of zolpidem tartrate, which is the active pharmaceutical ingredient of Intermezzo.

Purdue Pharma is dependent upon these manufacturers for the commercial supply of Intermezzo in the United States. The realization of any of the risks described here would have a significant impact on Purdue Pharma’s commercialization efforts for Intermezzo and our ability to generate revenue under the Collaboration Agreement. In the event we commercialize Intermezzo outside the U.S. territory, we would likely also rely on the same key manufacturers and suppliers as Purdue Pharma intends to use to commercialize Intermezzo in the U.S. territory.

The manufacture of pharmaceutical products requires significant expertise and capital investment, including the development of advanced manufacturing techniques and process controls. Manufacturers of pharmaceutical products often encounter difficulties in production, particularly in scaling up initial production. These problems include difficulties with production costs and yields, quality control, including stability of the product candidate and quality assurance testing, shortages of qualified personnel, and compliance with strictly enforced federal, state and foreign regulations. Third-party manufacturers and key suppliers may not perform as agreed, may terminate their agreements, or may experience manufacturing difficulties due to resource constraints or as a result of labor disputes, unstable political environments at foreign facilities or financial difficulties. For example, Purdue Pharma’s supplier of zolpidem tartrate with its manufacturing facility in Israel may face geopolitical risk that could prevent it from providing supplies from such facility. Additionally, third-party manufacturers and key suppliers may become subject to claims of infringement of intellectual property rights of others, which could cause them to incur substantial expenses, and, if such claims were successful, could cause them to incur substantial damages or cease production of our products or product components. In addition, several of the suppliers of Intermezzo have only one facility qualified to supply key components of Intermezzo, and transferring such supply to an alternate site could take substantial time and resources. Any interruption of supply from such facilities could materially impair the ability to manufacture Intermezzo, which may harm Purdue Pharma’s ability to commercialize Intermezzo in the United States and impair our ability to generate revenue from Intermezzo through our collaboration with Purdue Pharma. Furthermore, in the event we commercialize Intermezzo outside the U.S. territory, we would likely also rely on the same key manufacturers and suppliers as Purdue Pharma intends to use to commercialize Intermezzo in the U.S. territory. These manufacturers and suppliers may also choose, or be required, to seek licenses from the claimant, which may not be available on acceptable terms or at all. If these manufacturers or key suppliers were to encounter any of these difficulties, or otherwise fail to comply with their contractual obligations, our ability to launch Intermezzo in the United States through our collaboration with Purdue Pharma or, if we choose to commercialize Intermezzo accordingly, outside of the United States, or any other product candidate, if approved, would be jeopardized. Even if we were able to launch a product, these difficulties could cause increases in the prices we or our collaborators pay for supply of such product and its components which could substantially hinder or prevent commercialization efforts.

In addition, all manufacturers and suppliers of pharmaceutical products must comply with current Good Manufacturing Practice, or cGMP, requirements enforced by the FDA through its facilities inspection program. The FDA is likely to conduct inspections of third-party manufacturer and key supplier facilities as part of its review of any of our NDAs. If third-party manufacturers and key suppliers are not in compliance with cGMP requirements, it may result in a delay of approval, particularly if these sites are supplying single source ingredients required for the manufacture of Intermezzo. These cGMP requirements include quality control, quality assurance and the maintenance of records and documentation. Furthermore, regulatory qualifications of manufacturing facilities are applied on the basis of the specific facility being used to produce supplies. As a result, if one of these manufacturers shifts production from one facility to another, the new facility must go through a complete regulatory qualification process and be approved by regulatory authorities prior to being used for commercial supply. Manufacturers may be unable to comply with these cGMP requirements and with other FDA, state and foreign regulatory requirements. A failure to comply with these requirements may result in fines and civil penalties, suspension of production, suspension or delay in product approval, product seizure or recall, or withdrawal of product approval. If the safety of any quantities supplied is compromised due to a third-party manufacturer or key supplier failure to adhere to applicable laws or for other reasons, we may not be able to obtain regulatory approval for our product candidates and, even if such approval is obtained, any resulting products may not be successfully commercialized.

There are no alternate manufacturers qualified at this time with respect to the commercial supply of Intermezzo, nor are there alternate manufacturers identified or qualified with respect to the commercial supply of several of the key ingredients and packaging materials used in Intermezzo. If manufacturers are required to be changed, prior approval by the FDA and comparable foreign regulators would be required and Purdue Pharma would likely incur significant costs and expend significant efforts to educate the new manufacturer with respect to, or to help the new manufacturer independently develop, the processes necessary for production. If we exercise our right to co-promote Intermezzo to psychiatrists, we may also incur such costs and expend such efforts to ensure commercial supply of Intermezzo. Manufacturing and supply switching costs in the pharmaceutical industry can be very high, and switching manufacturers or key suppliers can frequently take 12 to 18 months to complete, although in certain circumstances such a switch may be significantly delayed or prevented by regulatory and other factors.

Any of these factors could cause the delay or suspension of commercialization of Intermezzo, TO-2061 or any other product candidate that we may develop, hinder or delay future regulatory submissions and/or required regulatory approvals, or entail higher costs or result in an inability to effectively commercialize our products. Furthermore, if manufacturers fail to deliver the required commercial quantities of raw materials, including the active pharmaceutical ingredient, key excipients or finished product on a timely basis and at commercially reasonable prices, we or our strategic partners, including Purdue Pharma, would be unable to meet demand for our products and we would lose potential revenue.

Our future clinical trials may fail to demonstrate adequately the safety and efficacy of TO-2061 or any future product candidates, which could prevent or delay regulatory approval and commercialization.

Before obtaining regulatory approvals for the commercial sale of TO-2061 or future product candidates, we must demonstrate through lengthy, complex and expensive preclinical testing and clinical trials that the product candidate is both safe and effective for use in each target indication. Our trial results may be negatively affected by factors that had not been fully anticipated prior to commencement of the trial. Such trials may fail to demonstrate efficacy in the treatment of the intended disorder or may fail to demonstrate that a product candidate is safe when used as directed or even when misused. The results obtained in completed clinical trials and non-clinical studies may not be predictive of results from ongoing or future trials. Actual results of any future studies may differ materially from past studies due to various risks and uncertainties, including, but not limited to, the following:

•	identical study designs evaluating identical endpoints may produce different study results;

•	different study designs intended to measure the same or similar endpoints may produce different results;

•	different studies in different or progressively larger patient populations could reveal more frequent, more severe or additional side effects that were not seen in earlier studies; and

•	the unpredictable nature of clinical trials generally.

Although we seek to design our clinical trial protocols to address known factors that may negatively affect results, there can be no assurance that protocol designs will be adequate or that factors that we may or may not be aware of or anticipate will not have a negative effect on the results of our clinical trials. Once a study has commenced, we may voluntarily suspend or terminate the study if at any time we believe that there is an unacceptable safety risk to patients.

Further, side effects could interrupt, delay or halt clinical trials of our product candidates and could result in the FDA or other regulatory authorities stopping further development of or denying approval of our product candidates. Based on results at any stage of clinical trials, we may decide to repeat or redesign a trial, modify our regulatory strategy or even discontinue development of one or more of our product candidates. For example, ondansetron is approved for episodic use. It has not been clinically determined what risks could be associated with the long term or chronic use of ondansetron in treatment resistant OCD. In addition, from time to time the FDA will review the safety of an approved product, molecule or therapeutic class. In a recent review of ondansetron the FDA revised the Important Safety Information related to ondansetron and cited a risk of QT prolongation, or irregular heart rhythm. These types of safety reviews by the FDA, or new clinical findings generated by the scientific community, could cause us to modify our clinical study plans for ondansetron and other programs, or abandon such programs altogether.

If our product candidates are not shown to be both safe and effective in clinical trials, the resulting delays in developing other compounds and conducting associated non-clinical testing and clinical trials, as well as the potential need for additional financing, would have a material adverse effect on our business, financial condition and results of operations.

Delays in the commencement or completion of clinical testing could result in increased costs to us and delay our ability to generate revenue.

We do not know whether future clinical trials will begin on time or be completed on schedule, if at all. The commencement and completion of clinical trials can be disrupted for a variety of reasons, including difficulties in:

•	recruiting and enrolling patients to participate in a clinical trial, a problem we are currently experiencing with our TO-2061 clinical trial;

•	addressing issues raised by the FDA or other regulatory authorities regarding safety, design, scope and objectives of clinical studies;

•	obtaining regulatory approval to commence a clinical trial;

•	reaching agreement on acceptable terms with prospective clinical research organizations and trial sites;

•	manufacturing sufficient quantities of a product candidate; and

•	obtaining institutional review board approval to conduct a clinical trial at a prospective site.

A clinical trial may also be suspended or terminated by us or the FDA or other regulatory authorities due to a number of factors, including:

•	failure to conduct the clinical trial in accordance with regulatory requirements or in accordance with our clinical protocols;

•	inspection of the clinical trial operations or trial site by the FDA or other regulatory authorities resulting in the imposition of a clinical hold;

•	unforeseen safety issues; and

•	inadequate patient enrollment or lack of adequate funding to continue the clinical trial.

In addition, changes in regulatory requirements and guidance may occur and we may need to amend clinical trial protocols to reflect these changes, which could impact the cost, timing or successful completion of a clinical trial. Further, conducting clinical trials in foreign countries, as we are currently doing with respect to TO-2061, presents additional risks that may delay completion of our clinical trials. These risks include the failure of enrolled patients in foreign countries to adhere to clinical protocol as a result of differences in healthcare services or cultural customs, managing additional administrative burdens associated with foreign regulatory schemes, as well as political and economic risks relevant to such foreign countries. If we experience delays in the commencement or completion of our clinical trials, the commercial prospects for our product candidates and our ability to generate product revenue will be harmed. Many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also lead to the denial of regulatory approval of a product candidate.

The commercial success of Intermezzo, as well as TO-2061, depends on meeting the conditions for market exclusivity under Section 505 of the Federal Food, Drug and Cosmetic Act, or FFDCA.

We have been granted approval of a new drug application (NDA) for Intermezzo submitted under Section 505(b)(2) of the FFDCA, enacted as part of the Drug Price Competition and Patent Term Restoration Act of 1984, otherwise known as the Hatch-Waxman Act. Section 505(b)(2) permits applicants to rely in part on clinical and non-clinical studies conducted by third parties. Specifically, with respect to Intermezzo, we relied in part on third party data concerning zolpidem, which is the active ingredient in Intermezzo and in the previously approved insomnia products Ambien® and Ambien CR®. We also plan to seek approval of TO-2061, which is at an earlier stage of development, under a Section 505(b)(2) application.

In connection with the approval of the Intermezzo NDA, the FDA has granted three years of Hatch-Waxman marketing exclusivity for Intermezzo. Under this form of exclusivity, the FDA is precluded from approving an abbreviated new drug application (ANDA) for a generic of Intermezzo, i.e., a product candidate that the FDA views as a therapeutically equivalent drug product having the same conditions of use as Intermezzo (for example, the same labeling, the same dosage form and route of administration, the same strength and the same bioavailability as Intermezzo). Marketing exclusivity for Intermezzo also precludes the FDA from approving 505(b)(2) applications for proposed drug products having the same or similar conditions of use as Intermezzo, including applications that rely on Intermezzo as the reference product. The exclusivity lasts for a period of three years from the date of Intermezzo approval, or until November 2014; however, the FDA may accept and commence review of ANDAs and 505(b)(2) NDAs during the three-year period. If a generic drug manufacturer submits an ANDA application during this three-year exclusivity period, we will likely be required to file a patent infringement claim against such drug manufacturer in order to enforce our patent-based exclusivity under the Hatch-Waxman Act. In addition, the three-year exclusivity period may not prevent FDA from approving an original NDA that relies only on its own data to support the approval.

We rely on third parties to conduct our non-clinical and clinical trials. If these third parties do not perform as contractually required or as otherwise expected, we may not be able to obtain regulatory approval for our current and future product candidates, if any.

We do not currently conduct non-clinical and clinical trials on our own and instead rely on third parties, such as contract research organizations, medical institutions, clinical investigators and contract laboratories, to assist us with our non-clinical and clinical trials. We, and our third parties, are also required to comply with regulations and standards, commonly referred to as Good Clinical Practice, for conducting, recording and reporting the results of clinical trials to assure that data and reported results are credible and accurate and that the trial participants are adequately protected. If these third parties do not successfully carry out their duties with regard to our products in development or fail to successfully carry out their duties to us as they relate to meeting future regulatory obligations or expected deadlines, if the third parties need to be replaced, or if the quality or accuracy of the data these third parties obtained during the development of a product candidate is compromised due to the failure to adhere to our clinical protocols or regulatory requirements or for other reasons, our non-clinical development activities or clinical trials may be extended, delayed, suspended or terminated, and we may not be able to obtain regulatory approval for a product candidate.

We or any future partners may never receive regulatory approval to market or commercialize Intermezzo outside of the United States.

In order to market and commercialize Intermezzo outside of the United States, we and any future partners must establish and comply with numerous and varying regulatory requirements of other countries regarding safety and efficacy. Approval procedures vary among countries and can involve additional pre-clinical studies and clinical trials and additional administrative review periods. For example, European regulatory authorities generally require clinical testing comparing the efficacy of the new drug to an existing drug prior to granting approval. The time required to obtain approval in other countries might differ from that required to obtain FDA approval. The regulatory approval process in other countries may include all of the risks detailed in this “Risk Factor” section regarding FDA approval in the United States, as well as other risks. Regulatory approval in one country does not ensure regulatory approval in another, but a failure or delay in obtaining regulatory approval in one country may have a negative effect on the regulatory process in other countries.

We may face potential product liability exposure, and if successful claims are brought against us, we may incur substantial liability for a product candidate and may have to limit such candidate’s commercialization.

The use of a product candidate in clinical trials and the sale of any products for which we obtain marketing approval, including Intermezzo, exposes us to the risk of product liability claims. Product liability claims might be brought against us by consumers, health care providers, pharmaceutical companies or others selling our products. If we cannot successfully defend ourselves against these claims, we will incur substantial liabilities. We are also obligated under certain circumstances to indemnify suppliers and others with whom we have contractual relationships for product liability claims such entities might incur with respect to our products and product candidates. Regardless of merit or eventual outcome, liability claims may result in:

•	decreased demand for Intermezzo or future products, if any;

•	impairment of our business reputation;

•	withdrawal of clinical trial participants;

•	costs of related litigation;

•	substantial monetary awards to patients or other claimants;

•	loss of revenue; and

•	the inability to commercialize future product candidates.

Under our Collaboration Agreement with Purdue Pharma, we remain liable for 50% of the cost of defending against any product liability or personal or economic injury claims. In addition, we and Purdue Pharma have agreed to allocate any losses for such claims on a comparative fault basis but in the absence of such determination have agreed to split such losses equally. Although we currently have product liability insurance coverage for our clinical trials with limits that we believe are customary and adequate to provide us with coverage for foreseeable risks associated with our development efforts, this insurance coverage may not reimburse us or may be insufficient to reimburse us for the actual expenses or losses we may suffer. Moreover, insurance coverage is becoming increasingly expensive and, in the future, we may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect us against losses due to liability. We intend to expand our insurance coverage to include the sale of commercial products if we obtain marketing approval for Intermezzo, but we may be unable to obtain such product liability insurance on commercially reasonable terms.

We depend on key personnel and if we are not able to retain them, our business will suffer.

We are highly dependent on the principal members of our management and scientific staff, including but not limited to Glenn A. Oclassen, our President and Chief Executive Officer, Thomas P. Soloway, our Executive Vice President and Chief Operating Officer, and Nikhilesh N. Singh, Ph.D., our Senior Vice President and Chief Scientific Officer. The competition for skilled personnel among biopharmaceutical companies in the San Francisco Bay Area is intense and the employment services of our scientific, management and other executive officers may be terminated at-will. If we lose one or more of these key employees, our ability to implement and execute our business strategy successfully could be seriously harmed. Replacing key employees may be difficult and may take an extended period of time because of the limited number of individuals in the biopharmaceutical industry with the breadth of skills and experience required to develop, gain regulatory approval of and commercialize products successfully. We do not carry key man life insurance on any of our key personnel other than Dr. Singh.

The commercial success, if any, of Intermezzo and TO-2061 depends, in part, on certain patent rights and rights we are seeking through certain patent applications.

The potential commercial success of Intermezzo depends in part on two issued patents from the U.S. Patent and Trademark Office, or USPTO, covering the formulation and use of Intermezzo that expire no earlier than February 2025. The commercial success of Intermezzo may also depend upon a patent application that would cover middle-of-the-night use of zolpidem to treat insomnia at the time of awakening. In addition, we have pending certain foreign equivalent patent applications. We also have pending applications covering methods of treating OCD with TO-2061 in combination with first-line pharmacotherapy, and optionally atypical antipsychotic drugs.

The active, and many of the inactive, ingredients in Intermezzo and TO-2061, including generically manufactured zolpidem and ondansetron, respectively, have been known and used for many years. The zolpidem and ondansetron compositions of matter are no longer subject to patent protection. Accordingly, certain of our patents for Intermezzo and TO-2061 are directed to the particular formulations of its ingredients. Also, for both Intermezzo and TO-2061, we are seeking patent protection for new uses of such compounds. Although we believe our formulations and the use of Intermezzo and TO-2061 are patentable, and patents covering or arising from such product candidates have the potential to provide a competitive advantage, such patents may not prevent others from marketing formulations using the same active and inactive ingredients in similar but different formulations. Moreover, if our patents are successfully challenged and ruled to be invalid and/or unenforceable, we would be exposed to direct competition from low-priced generic products.

There can be no assurance that our pending patent applications and applications we may file in the future, or those applications we may license from third parties, will result in patents being issued in a timely manner, or at all. Even if patents issue, the claims in such patents may not issue in a form that will be advantageous to us, may not cover Intermezzo or TO-2061 and their unique features, and may not provide us with proprietary protection or competitive advantages. For instance, with Intermezzo, competitors may be able to engineer around our formulation patents and applications with alternate formulations that deliver therapeutic effects sufficiently similar to Intermezzo to warrant approval under existing FDA standards for generic product approvals. Accordingly, other drug companies may be able to develop generic versions of our products even if we are able to maintain our current proprietary rights. Alternatively, other drug companies can challenge the validity of our patents and seek to gain marketing approval for generic versions of our products. For example, drug makers may attempt to introduce low-dose zolpidem or ondansetron products similar to our products immediately after the expiration of Hatch-Waxman marketing exclusivity and prior to the expiration of patents that may be issued relating to our respective products by challenging the validity of our patents or certifying that their competitive products do not infringe our patents. Generic drug manufacturers also routinely initiate challenges during the Hatch-Waxman marketing exclusivity period and it is reasonably likely that a generic drug manufacturer may bring such a challenge as early as 2012 and immediately initiate the FDA review process for a competing generic product under the Hatch-Waxman Act. In addition, among other limitations, our patent applications that protect Intermezzo are limited in scope to certain uses and formulations of zolpidem, so potential competitors could develop similar products using active pharmaceutical ingredients other than zolpidem. Any patents that have been allowed, we have obtained or do obtain may be challenged by re-examination, opposition, or other administrative proceeding, or may be challenged in litigation, and such challenges could result in a determination that the patent is invalid and/or unenforceable.

Failure to obtain effective patent protection for Intermezzo or TO-2061, or future product candidates, if any, would allow for products to be marketed by competitors that would undermine sales, marketing and collaboration efforts for our product candidates, and reduce or eliminate our revenue. In addition, both the patent application process and the process of managing patent disputes can be time consuming and expensive.

If we are unable to maintain and enforce our proprietary rights, we may not be able to compete effectively or operate profitably.

Our commercial success will depend, in part, on obtaining and maintaining patent protection, trade secret protection and regulatory protection of our proprietary technology and information as well as successfully defending against third party challenges to our proprietary technology and information. We will be able to protect our proprietary technology and information from use by third parties only to the extent that we have valid and enforceable patents, trade secrets or regulatory protection to cover them and we have exclusive rights to utilize them.

Our commercial success will continue to depend in part on the patent rights we own, the patent rights we have licensed, the patent rights of our suppliers and the patent rights we plan to obtain related to future products we may market. Our success also depends on our and our licensors’ and suppliers’ ability to maintain these patent rights against third party challenges to their validity, scope or enforceability. Further, if we were to in-license intellectual property, we may not fully control the patent prosecution of the patents and patent applications we have licensed. There is a risk that licensors to us will not devote the same resources or attention to the prosecution of the licensed patent applications as we would if we controlled the prosecution of the patent applications, and the resulting patent protection, if any, may not be as strong or comprehensive as if we had prosecuted the applications ourselves. The patent positions of biopharmaceutical companies can be highly uncertain and involve complex legal and factual questions for which important legal principles remain unresolved. No consistent policy regarding the breadth of claims allowed in such companies’ patents has emerged to date in the United States. The patent situation outside the United States is even more uncertain. Changes in either the patent laws or in interpretations of patent laws in the United States or other countries may diminish the value of our intellectual property. Accordingly, we cannot predict the breadth of claims that may be allowed or enforced in our patents or in third party patents. For example:

•	we or our licensors might not have been the first to make the inventions covered by pending patent applications and issued patents;

•	we or our licensors might not have been the first to file patent applications for these inventions;

•	others may independently develop similar or alternative technologies or duplicate any of our technologies;

•	it is possible that none of our pending patent applications or any pending patent applications of our licensors will result in issued patents;

•

our patents, if issued, and the issued patents of our licensors may not provide a basis for commercially viable products, or may not provide us with any competitive advantages, or may be challenged and invalidated by third parties;

•	we may not develop additional proprietary technologies or product candidates that are patentable; or

•	the patents of others may have an adverse effect on our business.

We also rely on trade secrets to protect our technology, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. While we seek to protect confidential information, in part, by confidentiality agreements with our employees, consultants, contractors, or scientific and other advisors, they may unintentionally or willfully disclose our information to competitors. If we were to enforce a claim that a third party had illegally obtained and was using our trade secrets, it would be expensive and time consuming, and the outcome would be unpredictable. In addition, courts outside the United States are sometimes less willing to protect trade secrets.

If we are not able to defend the patent or trade secret protection position of our technologies and product candidates, then we will not be able to exclude competitors from developing or marketing competing products, and we may not generate enough revenue from product sales, if any, to justify the cost of development of our product candidates and to achieve or maintain profitability.

If we are sued for infringing intellectual property rights of other parties, such litigation will be costly and time consuming, and an unfavorable outcome would have a significant adverse effect on our business.

Although we believe that we would have valid defenses to allegations that our current product candidates, production methods and other activities infringe the valid and enforceable intellectual property rights of any third parties of which we are aware, we cannot be certain that a third party will not challenge our position in the future. Other parties may own patent rights that might be infringed by our products or other activities, or other parties may claim that their patent rights are infringed by excipients manufactured by others and contained in our products. There has been, and we believe that there will continue to be, significant litigation and demands for licenses in the life sciences industry regarding patent and other intellectual property rights. Competitors or other patent holders may assert that our products and the methods we employ are covered by their patents. These parties could bring claims against us that would cause us to incur substantial expenses and, if successful against us, could cause us to pay substantial damages or possibly prevent us from commercializing our product candidates. Further, if a patent infringement suit were brought against us, we could be forced to stop or delay research, development, manufacturing or sales of the product or product candidate that is the subject of the suit.

As a result of patent infringement claims, or in order to avoid potential claims, we may choose to seek, or be required to seek, a license from the third party and would most likely be required to pay license fees or royalties or both. These licenses may not be available on acceptable terms, or at all. Even if we were able to obtain a license, the rights may be non-exclusive, which would give competitors access to the same intellectual property. Ultimately, we could be prevented from commercializing a product, or be forced to cease some aspect of our business operations if, as a result of actual or threatened patent infringement claims, we or our collaborators are unable to enter into licenses on acceptable terms. This could harm our business significantly.

These risks of intellectual property infringement are similarly faced by our suppliers and collaborators, which could hinder or prevent them from manufacturing or commercializing our products.

We may incur substantial costs as a result of litigation or other proceedings relating to patent and other intellectual property rights.

In the event a competitor infringes upon one of our patents or other intellectual property rights, litigation to enforce our intellectual property rights or to defend our patents against challenge, even if successful, could be expensive and time consuming and could require significant time and attention from management. Under the Collaboration Agreement, Purdue Pharma has the right, but not the obligation, to bring action against a party engaged in infringement of our patents covering Intermezzo, and we are required to share 40% of the costs related to any such action up to an aggregate cap of $1.0 million per calendar year and $4.0 million over the term of the agreement. We may not have sufficient resources to enforce our intellectual property rights or to defend our patents against challenges from others.

The pharmaceutical industry is characterized by extensive litigation and administrative proceedings over patent and other intellectual property rights. We could therefore become subject to litigation that could be costly, result in the diversion of management’s time and efforts, and require us to pay damages. Whether a product infringes a patent involves complex legal and factual issues, the determination of which is often uncertain. Our competitors may assert that they own U.S. or foreign patents containing claims that cover our products, components of our products, or the methods we employ in making or using our products. In addition, we may become a party to an interference proceeding declared by the USPTO to determine the priority of inventions. Because patent applications can take many years to issue, there may be applications now pending of which we are unaware, which may later result in issued patents that contain claims that cover our products. There could also be existing patents, of which we are unaware, that contain claims that cover one or more components of our products. As the number of participants in our industry increases, the possibility of patent infringement claims against us also increases.

Any interference proceeding, litigation, or other assertion of claims against us may cause us to incur substantial costs, place a significant strain on our financial resources, divert the attention of management from our core business and harm our reputation. If the relevant patents were upheld as valid and enforceable and we were found to infringe, we could be required to pay substantial damages and/or royalties and could be prevented from selling our products unless we could obtain a license or were able to redesign our products to avoid infringement. Any such license may not be available on reasonable terms, if at all. If we fail to obtain any required licenses or make any necessary changes to our products or technologies, we may be unable to make, use, sell, or otherwise commercialize one or more of our products. In addition, if we were found to willfully infringe, we could be required to pay treble damages, among other penalties.

If we fail to acquire, develop and commercialize additional product candidates or approved products, we may be unable to grow our business.

As part of our growth strategy we intend to seek to expand our product pipeline by exploring the in-licensing, acquisition, development and commercialization of product candidates and approved products in the field of neuroscience. Because our internal research and development capabilities are limited, and because new product approvals can take several years, we may be dependent upon pharmaceutical and biotechnology companies, academic scientists and other researchers to sell or license products or technology to us. The success of this strategy depends partly upon our ability to identify and select promising product candidates and approved products, negotiate licensing or acquisition agreements with their current owners and finance these arrangements, including via collaboration and development arrangements with third parties.

The process of proposing, negotiating and implementing a license or acquisition of a product candidate or approved product is lengthy and complex. We compete for acquisition and license agreements with pharmaceutical and biotechnology companies and academic research institutions, including those with substantially greater financial, marketing, sales and other resources. We have limited resources to identify and execute the acquisition or in-licensing of third party products, businesses and technologies and integrate them into our current infrastructure. Moreover, we may devote resources to potential acquisitions or licensing opportunities that are never completed, or we may fail to realize the anticipated benefits of such efforts. We may not be able to acquire the rights to additional product candidates or approved products on terms that we find acceptable, or at all. In addition, even if we generate interest in an acquisition or in-license of a product candidate or approved product, other companies may have stronger relationships with third parties with whom we are interested in collaborating and/or may have more established histories of developing and commercializing products. As a result, they may have a competitive advantage in entering into collaboration and development arrangements with such third parties.

Further, any product candidate that we acquire may require additional development efforts prior to commercial sale, including pre-clinical or clinical testing and approval by the FDA and applicable foreign regulatory authorities. All product candidates are prone to risks of failure typical of pharmaceutical product development, including the possibility that a product candidate will not be shown to be sufficiently safe and effective for approval by regulatory authorities. In addition, we cannot provide assurance that any products that we develop or approved products that we acquire will be manufactured or sold profitably or achieve market acceptance.

If we are unable to acquire or in-license additional product candidates or approved products and successfully develop and commercialize them, it would likely have a material adverse effect on our business, results of operations, financial condition and prospects.

If we fail to comply with our obligations in the agreements under which we license rights to products or technology from third parties, we could lose license rights that are important to our business.

We are a party to a number of agreements that include technology licenses that are important to our business and expect to enter into additional licenses in the future. For example, we hold licenses from SPI relating to key excipients used in the manufacture of Intermezzo. If we fail to comply with these agreements, the licensor may have the right to terminate the license, in which event we and our collaboration partners would not be able to market products covered by the license, including Intermezzo.

We may be subject to damages resulting from claims that we or our employees have wrongfully used or disclosed alleged trade secrets of former employers.

Certain of our employees were previously employed at universities or other biotechnology or pharmaceutical companies, including competitors or potential competitors. Although no claims against us are currently pending, we may be subject to claims that these employees or we ourselves have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of former employers. Litigation may be necessary to defend against these claims. If we fail in defending such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. A loss of key research personnel or their work product could hamper or prevent our or a collaboration partner’s ability to develop or commercialize certain potential products, which could severely harm our business. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management.

If our agreements with employees, consultants, advisors and corporate partners fail to protect our intellectual property, proprietary information or trade secrets, it could have a significant adverse effect on us.

We have taken steps to protect our intellectual property and proprietary technology by entering into confidentiality agreements and intellectual property assignment agreements with our employees, consultants, advisors and corporate partners. However, such agreements may not be enforceable or may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements, and we may not be able to prevent such unauthorized disclosure. Monitoring unauthorized disclosure is difficult, and we do not know whether the steps we have taken to prevent such disclosure are, or will be, adequate. Furthermore, the laws of some foreign countries may not protect our intellectual property rights to the same extent as do the laws of the United States.

Our operations involve hazardous materials, which could subject us to significant liabilities.

Our research and development processes involve the controlled use of hazardous materials, including chemicals. Our operations produce hazardous waste products. We cannot eliminate the risk of accidental contamination or discharge or injury from these materials. Federal, state and local laws and regulations govern the use, manufacture, storage, handling and disposal of these materials. We could be subject to civil damages in the event of an improper or unauthorized release of, or exposure of individuals, including employees, to hazardous materials. In addition, claimants may sue us for injury or contamination that results from our use of these materials and our liability may exceed our total assets. We maintain limited insurance for the use of hazardous materials which may not be adequate to cover any claims. Compliance with environmental and other laws and regulations may be expensive and current or future regulations may impair our research, development or production efforts.

Risks Related to this Offering and Our Common Stock

We may fail to meet publicly announced financial guidance or other expectations about our business, which would cause our stock to decline in value.

There are a number of reasons why we might fail to meet financial guidance or other expectations about our business, including, but not limited to, the following:

•	delays or unexpected difficulties in Purdue Pharma’s efforts to commercially launch Intermezzo in the United States;

•	delays or unexpected changes in Purdue Pharma’s plan to invest approximately $100 million to support sales and marketing during the first year of Intermezzo commercialization;

•	the effectiveness of the sales, marketing and distribution efforts by Purdue Pharma in the United States and overall success of Purdue Pharma’s commercialization efforts in the United States;

•	lower than expected pricing and reimbursement levels, or no reimbursement at all, for Intermezzo in the United States;

•	the use of currently available sleep aids that are not approved to be taken in the middle of the night;

•	negative developments or setbacks in our efforts to seek marketing approval for Intermezzo outside of the United States;

•	current and future competitive products that have or obtain greater acceptance in the market than Intermezzo;

•	if only a subset of or no affected patients respond to therapy with Intermezzo or future products, if any;

•	negative publicity about the results of our clinical studies, or those of others with similar or related products may reduce demand for Intermezzo or future products, if any;

•	the inability to sell a product at the price we expect; or

•	the inability to supply enough product to meet demand;

If we fail to meet our revenue and/or expense projections and/or other financial guidance for any reason, our stock could decline in value.

Our stock price is volatile.

The market price of our common stock is subject to significant fluctuations. During the 12-month period ended December 31, 2011, the sales price of our common stock on The NASDAQ Global Market ranged from a high of $11.88 in June 2011 to a low of $2.58 in August 2011. Market prices for securities of early-stage pharmaceutical, biotechnology and other life sciences companies have historically been particularly volatile. The volatility of the market price of our common stock is exacerbated by the low trading volume of our common stock and the high proportion of our shares held by insiders. Some of the factors that may cause the market price of our common stock to fluctuate include:

•	the perception of our prospects for successful commercialization of Intermezzo by Purdue Pharma, including the costs associated with the launch and the expected timing of the launch;

•	announcements by Purdue Pharma regarding the commercialization of Intermezzo;

•	the termination by Purdue Pharma of the Collaboration Agreement, or the termination of other future collaboration or partnering agreements;

•	the failure of any product candidates, if approved, to achieve commercial success, or the perception by investors that commercial success may not be achieved;

•	issues in manufacturing Intermezzo, or other approved products, if any, or product candidates;

•	the results of current and any future clinical trials of our product candidates, such as our ongoing Phase 2 trial of TO-2061;

•	the entry into, or termination of, key agreements, including additional commercial partner agreements;

•	the initiation of, material developments in, or conclusion of litigation to enforce or defend our intellectual property rights or defend against the intellectual property rights of others;

•	announcements by commercial partners or competitors of new commercial products, clinical progress or the lack thereof, significant contracts, commercial relationships or capital commitments;

•	adverse publicity relating to the insomnia market, including with respect to other products and potential products in such market;

•	the introduction of technological innovations or new therapies that compete with our potential products;

•	the loss of key employees;

•	changes in estimates or recommendations by securities analysts, if any, who cover our common stock;

•	future sales of our common stock;

•	general and industry-specific economic conditions that may affect our research and development expenditures;

•	changes in the structure of health care payment systems, including changes to prescription drug reimbursement levels; and

•	period-to-period fluctuations in financial results.

Moreover, the stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may also adversely affect the trading price of our common stock.

In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm our profitability and reputation.

If securities or industry analysts do not publish research or reports or publish inaccurate or unfavorable research about us, our business or our stock, our stock price and trading volume could decline.

The trading market for our common stock is influenced by the research and reports that securities or industry analysts publish about us, our business and our stock. As of December 31, 2011, we had research coverage by three securities analysts. If any of the analysts who cover us downgrades our stock or publishes inaccurate or unfavorable research regarding us or our business model, technology or stock performance, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. Moreover, the unpredictability of our financial results likely reduces the certainty, and therefore reliability, of the forecasts by securities or industry analysts of our future financial results, adding to the potential volatility of our stock price.

Management may invest or spend the proceeds of this offering in ways with which you may not agree and in ways that may not yield a return to our stockholders.

Management will retain broad discretion over the use of proceeds from this public offering. Stockholders may not deem such uses desirable, and our use of the proceeds may not yield a significant return or any return at all for our stockholders. Management intends to use the proceeds from this offering for general corporate purposes, which may include, among other things, increasing our working capital and funding research and development, including the development of TO-2061, and capital expenditures. In the event that we decide to exercise our option to co-promote Intermezzo to psychiatrists in the United States, we may use a portion of the net proceeds to support such commercial launch. In addition, we may use a portion of the net proceeds for licensing or acquiring intellectual property to incorporate into our products and product candidates or our research and development programs, and to fund possible investments in and acquisitions of complementary businesses or partnerships. Because of the number and variability of factors that determine our use of the proceeds from this offering, our actual uses of the proceeds of this offering may vary substantially from our currently planned uses. We intend to invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities until we are ready to use them.

Investors in this offering will experience immediate and substantial dilution.

The offering price of our common stock will be substantially higher than the net tangible book value per share of our existing capital stock. As a result, purchasers of our common stock in this offering will incur immediate and substantial dilution of $         in net tangible book value per share of common stock after giving effect to the sale of              shares being offered in this offering at the public offering price of $         per share. Purchasers of our common stock will experience additional dilution upon the exercise of outstanding stock options and warrants. See “Dilution” on page S-33 for a more detailed discussion of the dilution investors will incur in this offering.

Future sales of our common stock may cause our stock price to decline and impede our ability to raise capital.

Our common stock is closely held. Our executive officers and directors beneficially own or control approximately 25.3% of our approximately 13.9 million outstanding shares of common stock as of December 31, 2011 and an additional 23.2% is beneficially owned by venture capital firms in which two of our directors are partners. Significant portions of these shares are held by a small number of stockholders. In addition, other investors not otherwise affiliated with us beneficially own a significant number of shares of our common stock based on filings made with the SEC.

All of our outstanding shares of common stock are freely tradable without restriction or further registration under the federal securities laws, unless held or purchased by our “affiliates” as that term is defined in Rule 144 under the Securities Act of 1933, as amended, or the Securities Act. Also, some stockholders affiliated with our directors maintain rights with respect to the registration of the sale of their shares of common stock with the SEC. The shares authorized for issuance under our stock option plans and employee stock purchase plan are registered under the Securities Act and can be freely sold in the public market upon issuance, subject to restrictions imposed on our affiliates under Rule 144.

Sales into the public market by our officers, directors and their affiliates, or other major stockholders, of a substantial number of shares, or the expectation that such sales may occur, could significantly reduce the market price of our common stock.

In addition, certain of our executive officers have established predetermined selling plans under Rule 10b5-1 of the Securities Exchange Act of 1934, or the Exchange Act, for the purpose of effecting sales of common stock.

If any such sales occur, are expected to occur or a large number of our shares are sold in the public market, the trading price of our common stock could decline. Further, any such decline or expectation could impede our ability to raise capital in the future through the sale of equity securities under terms that are favorable to us.

Raising additional funds by issuing securities or through licensing arrangements may cause dilution to existing stockholders, restrict our operations or require us to relinquish proprietary rights.

Additional financing may not be available to us when we need it or may not be available on favorable terms. To the extent that we raise additional capital by issuing equity securities, our existing stockholders’ ownership will be diluted and the terms of any new equity securities may have preferences over our common stock. Any debt financing we enter into may involve covenants that restrict our operations. These restrictive covenants may include limitations on additional borrowing and specific restrictions on the use of our assets, as well as prohibitions on our ability to create liens, pay dividends, redeem our stock or make investments. In addition, if we raise additional funds through licensing arrangements, it may be necessary to relinquish potentially valuable rights to potential products or proprietary technologies, or grant licenses on terms that are not favorable to us.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

Failure to maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could have a material adverse effect on our stock price.

Section 404 of the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC require an annual management assessment of the effectiveness of our internal control over financial reporting and, based on our public float, a report by our independent registered public accounting firm attesting to the effectiveness of our internal control over financial reporting at the end of the fiscal year. If we fail to maintain the adequacy of our internal control over financial reporting, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC. If we cannot in the future favorably assess, or, if required, our independent registered public accounting firm is unable to provide an unqualified attestation report on, the effectiveness of our internal control over financial reporting, investor confidence in the reliability of our financial reports may be adversely affected, which could have a material adverse effect on our stock price.

Anti-takeover provisions in the Collaboration Agreement with Purdue Pharma, in our charter documents and under Delaware law could make an acquisition of us more difficult and may prevent attempts by stockholders to replace or remove management.

Provisions in the Collaboration Agreement with Purdue Pharma, our certificate of incorporation and our bylaws may delay or prevent an acquisition or a change in management. The provisions in the Collaboration Agreement include an agreement with Purdue Pharma that prevents Purdue Pharma from acquiring above a certain percentage of our stock and engaging in certain other activities for a limited period of time following the commercial launch of Intermezzo that may lead to an acquisition of our company without our consent. In addition, our co-promote option pursuant to the Collaboration Agreement cannot be transferred to a third party, except under a limited circumstance at the discretion of Purdue Pharma, which may significantly reduce the value of our shares to a potential acquirer. Such provisions in our charter documents include a classified board of directors, a prohibition on actions by written consent of stockholders and the ability of our board of directors to issue preferred stock without stockholder approval. In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which prohibits stockholders owning in excess of 15% of our outstanding voting stock from merging or combining with us unless certain conditions are met. Although we believe most of these provisions collectively will provide for an opportunity to receive higher bids by requiring potential acquirers to negotiate with our board of directors, they would apply even if the offer may be considered beneficial by some stockholders. In addition, these provisions may frustrate or prevent any attempts by stockholders to replace or remove the then-current management by making it more difficult for stockholders to replace members of the board of directors, which is responsible for appointing the members of management.

We have never paid dividends on our capital stock, and do not anticipate that we will pay any cash dividends in the foreseeable future.

We have not paid cash dividends on any of our classes of capital stock to date, and our current expectation is that we will retain our future earnings to fund the development and growth of our business. As a result, capital appreciation, if any, of our common stock will be the sole source of gain, if any, as a result of holding shares of our common stock, for the foreseeable future.

The highly concentrated ownership of our common stock may prevent stockholders from influencing significant corporate decisions and may result in conflicts of interest that could cause our stock price to decline.

Our executive officers and directors beneficially own or control approximately 25.3% of the outstanding shares of our common stock as of December 31, 2011 and an additional 23.2% is beneficially owned by venture capital firms in which two of our directors are partners. Accordingly, these executive officers, directors and their affiliates, acting as a group, will have substantial influence over the outcome of corporate actions requiring stockholder approval, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets or any other significant corporate transactions. These stockholders may also delay or prevent a change of control of us, even if such a change of control would benefit our other stockholders. The significant concentration of stock ownership may adversely affect the trading price of our common stock due to investors’ perception that conflicts of interest may exist or arise.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” “continue” or the negative of such terms or similar words or expressions. These forward-looking statements may also use different phrases.

We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include, among other things, statements that address our strategy and operating performance and events or developments that we expect or anticipate will occur in the future, including, but not limited to, statements in the discussions about:

•	expectations regarding the commercial launch of Intermezzo in the United States by Purdue Pharmaceutical Pharma;

•	expectations regarding our TO-2061 development program;

•	expected activities and responsibilities of us and Purdue Pharma under our Collaboration Agreement;

•	our potential receipt of revenue under the Collaboration Agreement, including milestone and royalty revenue;

•

the satisfaction of conditions under the Collaboration Agreement with Purdue required for continued commercialization, and the payment of potential milestone payments, royalties and fulfillment of other Purdue Pharma obligations under the Collaboration Agreement;

•	whether the commercial potential of Intermezzo will be sufficiently attractive for Purdue Pharma to continue with our collaboration;

•	the potential benefits of, and markets for, Intermezzo and other product candidates;

•	expectations regarding reimbursement for Intermezzo in the United States;

•	our plans for the manufacturing of Intermezzo and TO-2061;

•	potential competitors and competitive products;

•

expectations with respect to our intent and ability to successfully and profitably carry out plans to promote Intermezzo to psychiatrists in the United States through our co-promotion option under the Collaboration Agreement;

•	expectations with respect to our intent and ability to successfully enter into other collaboration or co-promotion arrangements;

•	expectations regarding our ability to obtain regulatory approval of Intermezzo outside of the United States;

•	the adequacy of our current cash, cash equivalents and marketable securities to fund our operations for at least the next twelve months;

•	capital requirements and our need for additional financing;

•	losses, costs, expenses, expenditures and cash flows, including the period of time over which we expect to recognize the revenue associated with the up-front payment under the Collaboration Agreement;

•	the ability and degree to which we may obtain and maintain market exclusivity from the FDA for Intermezzo, TO-2061 and any future product candidates under Section 505(b)(2) of the FFDCA;

•

our ability to maintain and obtain additional patent protection for Intermezzo and obtain patent protection for our TO-2061 development program without violating the intellectual property rights of others;

•	expected future sources of revenue and capital; and

•	our expectations regarding the use of proceeds from this offering.

These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed or forecasted in any forward-looking statements. The risks and uncertainties include those referenced in “Risk Factors” above, in the accompanying prospectus and the risks and uncertainties discussed in any other document incorporated herein. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed could also adversely affect us. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from the sale              of shares of common stock in this offering will be approximately $          million ($          million if the underwriters’ over-allotment option is exercised in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We cannot assure you that the offering will be completed.

We currently intend to use the net proceeds for general corporate purposes, which may include, among other things, increasing our working capital and funding research and development, including the development of TO-2061, and capital expenditures. In the event that we decide to exercise our option to co-promote Intermezzo to psychiatrists in the United States, we may use a portion of the net proceeds to support such commercial launch. In addition, we may use a portion of the net proceeds for licensing or acquiring intellectual property to incorporate into our products and product candidates or our research and development programs, and to fund possible investments in and acquisitions of complementary businesses or partnerships. We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures, and we have no current plans with respect to the licensing or acquisition of intellectual property, or possible investments in or acquisitions of complementary businesses or partnerships as of the date of this prospectus supplement.

The amounts and timing of these expenditures may vary significantly depending on numerous factors, such as the progress of our research and development efforts, actions of regulatory authorities, whether Purdue Pharma terminates the Collaboration Agreement, and the timing of or whether we exercise our option to co-promote Intermezzo to psychiatrists in the United States. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, we will retain broad discretion over the use of these proceeds.

Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing securities until we are ready to use them.

DILUTION

Our net tangible book value as of December 31, 2011 was $62.8 million, or approximately $4.52 per share. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the aggregate number of shares of our common stock outstanding as of December 31, 2011. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering. After giving effect to the sale of              shares of common stock in this offering at the public offering price of $          per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2011 would have been approximately $          million, or approximately $          per share. This represents an immediate dilution of $ per share to new investors purchasing shares of common stock in this offering. The following table illustrates this dilution:

Public offering price per share			$
Net tangible book value per share as of December 31, 2011		$4.52
Increase per share attributable to new investors	$

As adjusted, net tangible book value per share as of December 31, 2011 after giving effect to this offering			$

Dilution per share to new investors			$

If the underwriters exercise in full their over-allotment option to purchase an additional              shares of common stock offered in this offering at the public offering price of $          per share, the as adjusted net tangible book value after this offering would be $         per share, representing an increase in net tangible book value of $ per share to existing stockholders and immediate dilution in net tangible book value of $          per share to new investors purchasing our common stock in this offering at the public offering price.

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding options having a per share exercise price less than the per share offering price to the public in this offering. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The foregoing discussion and table are based on 13,904,515 shares of common stock issued and outstanding as of December 31, 2011 and exclude:

•	2,876,510 shares of our common stock issuable upon exercise of outstanding options under our equity incentive plans, at a weighted-average exercise price of $6.16 per share;

•	531,468 shares available for future issuance under our Amended and Restated 2006 Incentive Award Plan;

•	447,686 shares available for future issuance under our 2009 Employee Stock Purchase Plan; and

•	156,007 shares of our common stock reserved for issuance upon the exercise of outstanding warrants, each with an exercise price of $8.136 per share.

UNDERWRITING

Subject to the terms and conditions set forth in an underwriting agreement dated the date of this prospectus among us and the underwriters named below, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase from us, the number of shares of common stock set forth opposite the underwriter’s name in the following table. Leerink Swann LLC and Lazard Capital Markets LLC are acting as joint-bookrunning managers for the offering and as representatives of the underwriters.

Underwriter	Number of Shares
Leerink Swann LLC
Lazard Capital Markets LLC
Total

The underwriters are committed to purchase all the shares of common stock offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated. The underwriters are not obligated to purchase the shares of common stock covered by the underwriters’ over-allotment option described below.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discounts and Commissions

The underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $         per share. The underwriters may allow, and the dealers may reallow, a discount not in excess of $         per share to other dealers. After the public offering, the public offering price and other selling terms may be changed by the representatives.

The following table shows the public offering price, underwriting discounts and commissions before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses, to us	$	$	$

The total estimated expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discount, are approximately $        and are payable by us.

Lazard Frères & Co. LLC referred this transaction to Lazard Capital Markets LLC and will receive a referral fee from Lazard Capital Markets LLC in connection therewith; however, such referral fee is not in addition to the fee paid by us to Lazard Capital Markets LLC described above.

Over-allotment Option

We have granted the underwriters an option to purchase up to              additional shares of common stock at the public offering price, less underwriting discounts and commissions. The underwriters may exercise this option for 30 days from the date of this prospectus solely to cover sales of shares of common stock by the underwriters in excess of the total number of shares set forth in the table above. If any shares are purchased pursuant to this over- allotment option, the underwriters will purchase the additional shares in approximately the same proportion as shown in the table above. If any of these additional shares are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered. We will pay the expenses associated with the exercise of the over-allotment option.

Lock-Up Agreements

We, our officers and directors and certain of our significant stockholders have entered into lock-up agreements with the underwriters. Under these agreements, we and these other individuals have agreed, subject to specified exceptions, not to sell or transfer any common stock or securities convertible into, or exchangeable or exercisable for, common stock, other than the shares which we may sell in this offering, for 90 days after the date of this prospectus supplement without first obtaining the written consent of each of Leerink Swann LLC and Lazard Capital Markets LLC. Specifically, we and these other individuals have agreed not to directly or indirectly:

•

offer, pledge, sell or contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise; or

•

enter into any swap, option (including, without limitation, put or call options), short sale, future, forward or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock or any of our securities which are substantially similar to the common stock, whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise.

The restrictions described in the immediately preceding paragraph do not apply to:

•	with respect to us:

•	the sale of shares of common stock to the underwriters pursuant to the underwriting agreement;

•	the issuance of shares of common stock upon the exercise of stock options or warrants or the conversion of outstanding securities; or

•	the issuance of stock options and other stock-based awards pursuant to our stock option plans.

•	with respect to our directors and certain of our officers and significant stockholders:

•

to transactions relating to shares of common stock or other securities acquired in open market transactions after the completion of this offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of common stock or other securities acquired in such open market transactions;

•

to transfers or contributions of shares of common stock or any security convertible into common stock as a bona fide gift, by will or intestate to an immediate family member or trust for the benefit of an immediate family member, provided that each transferee, done or distributee signs and delivers a lock-up agreement agreeing to be subject to the restrictions on transfer described above and no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock, is required or is voluntarily made during the restricted period; or

•

to sales or transfers of common stock made pursuant to any trading plan established pursuant to Rule 10b5-1 of the Exchange Act for the transfer of shares of common stock that has been entered into by the individual prior to the date of the agreement.

The 90-day restricted period in all of the agreements discussed above is subject to extension if (i) during the last 17 days of the restricted period we issue an earnings release or material news or a material event relating to us occurs or (ii) prior to the expiration of the restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the restricted period, in which case the restrictions imposed in these lock-up agreements shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

One of our officers has entered into a lock-up agreement with the underwriters whereby such officer has agreed not to sell or transfer any common stock or securities convertible into or exchangeable or exercisable for, common stock, until July 1, 2012 without first obtaining the written consent of each of Leerink Swann LLC and Lazard Capital Markets LLC. Specifically, this officer has agreed not to directly or indirectly:

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise; or

•

enter into any swap, option (including, without limitation, put or call options), short sale, future, forward or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock or any securities of the Company which are substantially similar to the common stock, whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise.

The restrictions described in the immediately preceding paragraph do not apply to:

•	the sale of the shares of common stock underlying twenty-five percent (25%) of the officer’s currently vested and exercisable options;

•

to transactions relating to shares of common stock or other securities acquired in open market transactions after the completion of this offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of common stock or other securities acquired in such open market transactions;

•

to transfers or contributions of shares of common stock or any security convertible into common stock as a bona fide gift, by will or intestacy to an immediate family member or trust for the benefit of an immediate family member, provided that each transferee, done or distributee signs and delivers a lock-up agreement agreeing to be subject to the restrictions on transfer described above and no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock, is required or is voluntarily made during the restricted period; or

•

to sales or transfers of common stock made pursuant to any trading plan established pursuant to Rule 10b5-1 of the Exchange Act for the transfer of shares of common stock that has been entered into by the individual prior to the date of the agreement.

Moreover, notwithstanding anything above to the contrary, such officer may:

•	sell the shares of common stock underlying an additional twenty-five percent (25%) of the officer’s currently vested and exercisable options beginning on May 1, 2012; and

•	sell the shares of common stock underlying an additional twenty-five percent (25%) of the officer’s currently vested and exercisable options beginning on June 1, 2012.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

NASDAQ Global Market Listing

Our shares are listed on The NASDAQ Global Market under the symbol “TSPT.”

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares is completed, SEC rules may limit the underwriters from bidding for and purchasing our common stock. However, the underwriters may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares in the offering. The underwriters may close out any covered short position by either exercising their overallotment option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment option. “Naked” short sales are sales in excess of the overallotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

The underwriters make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with the offering, the underwriters may engage in passive market-making transactions in the common stock on The NASDAQ Global Market in accordance with Rule 103 of Regulation M under the

Exchange Act during the period before the commencement of offers or sales of common stock and extending through the completion and distribution. A passive market-maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market-maker’s bid, that bid must be lowered when specified purchase limits are exceeded.

Electronic Offer, Sale and Distribution of Shares

A prospectus supplement in electronic format may be made available on the websites maintained by one or more underwriters or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by the underwriters is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part.

Notice to Non-U.S. Investors

Each of the underwriters has represented that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of The Financial Service and Markets Act 2000, or the FSMA, would not, if the company was not an authorized person, apply to the company; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances which do not require the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Other Relationships

Certain of the underwriters and their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Latham & Watkins LLP, Menlo Park, California. The underwriter is being represented in connection with this offering by Ropes  & Gray LLP, San Francisco, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, as set forth in their report, which is incorporated by reference in this prospectus supplement and the accompanying prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our public filings are also available to the public at the SEC’s web site at http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement and accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (SEC File No. 0-51987) and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items):

•	our annual report on Form 10-K for the year ended December 31, 2011 filed with the SEC on March 30, 2012;

•

the information specifically incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2011 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 24, 2012;

•	our current reports on Form 8-K filed on January 26, 2012, February 2, 2012, March 6, 2012, April 5, 2012, April 10, 2012 and April 25, 2012; and

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on May 2, 2006, including any amendments or reports filed for the purpose of updating such description.

These documents may also be accessed on our website at www.transcept.com. Except as otherwise specifically incorporated by reference in this prospectus supplement, information contained in, or accessible through, our website is not a part of this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement and accompanying prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement and accompanying prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to the Investor Relations Department at Transcept Pharmaceuticals, Inc., at 1003 W. Cutting Blvd., Suite #110, Point Richmond, California 94804, telephone: (510) 215-3500.

PROSPECTUS

$75,000,000

TRANSCEPT PHARMACEUTICALS, INC.

By this prospectus, we may offer, from time to time:

• Common stock
• Preferred stock
• Depositary shares
• Warrants
• Debt securities

All of the securities listed above may be sold separately or as units with other securities.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement, which will describe the method and the terms of the offering. We will provide you with specific amount, price and terms of the applicable offered securities in one or more supplements to this prospectus. You should read this prospectus and any supplement carefully before you purchase any of our securities.

As of June 8, 2010, the aggregate market value of our outstanding common stock held by non-affiliates was $57,567,869, based on 13,428,078 shares of outstanding common stock, of which 6,091,838 are held by non-affiliates, and a price of $9.45 per share, based on the closing sale price of our common stock on June 8, 2010 as reported by the NASDAQ Global Market. We have not offered any securities pursuant to General Instruction 1.B.6 of Form S-3 during the prior 12-month period that ends on and includes the date of this prospectus.

Our common stock is listed on the NASDAQ Global Market under the symbol “TSPT.” On June 16, 2010, the closing price of our common stock on the NASDAQ Global Market was $9.53 per share.

Investing in our securities involves risk. Please carefully read the information under “Risk Factors” beginning on page 5 for information you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. In addition, the underwriters may overallot a portion of the securities. For additional information regarding the methods of sale of our securities, you should refer to the section entitled “Plan of Distribution” in this prospectus.

This prospectus is dated July 29, 2010

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the initial public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

Prospectus Summary

The following summary highlights information contained in this prospectus or incorporated by reference. While we have included what we believe to be the most important information about the company and this offering, the following summary may not contain all the information that may be important to you. You should read this entire prospectus carefully, including the risks of investing discussed under “Risk Factors” beginning on page 3, the information to which we refer you and the information incorporated into this prospectus by reference, for a complete understanding of our business and this offering. References in this prospectus to “our company,” “we,” “our,” “Transcept Pharmaceuticals” and “us” refer to Transcept Pharmaceuticals, Inc.

Transcept Pharmaceuticals, Inc.

Overview

Transcept Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on the development and commercialization of proprietary products that address important therapeutic needs in the field of neuroscience. Our most advanced product candidate, Intermezzo® (zolpidem tartrate sublingual tablet), is a sublingual low dose formulation of zolpidem that is being developed for use in the middle of the night at the time a patient awakens and has difficulty returning to sleep.

Corporate Information

We were incorporated in Delaware in 2001 as Novacea, Inc., or Novacea. Novacea previously traded on the NASDAQ Global Market under the ticker symbol “NOVC.” On January 30, 2009, Novacea completed a business combination, or merger, with a privately held company, Transcept Pharmaceuticals, Inc., or TPI, pursuant to which TPI became a wholly owned subsidiary of Novacea and the corporate name of Novacea was changed to “Transcept Pharmaceuticals, Inc.” In connection with the closing of such transaction, our common stock began trading on the NASDAQ Global Market under the ticker symbol “TSPT” on February 3, 2009. Our principal executive offices are located at 1003 W. Cutting Blvd., Suite #110, Point Richmond, CA 94804 and our telephone number at that address is (510) 215-3500.

The Securities We May Offer

We may offer up to $75 million of common stock, preferred stock, depositary shares, warrants and debt securities in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth below under “Plan of Distribution.” We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may offer shares of our common stock, par value $0.001 per share, either alone or underlying other registered securities convertible into our common stock. Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. Currently, we do not pay a dividend. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.

Preferred Stock and Depositary Shares

We may issue preferred stock in one or more series. Our board of directors or a committee designated by the board will determine the dividend, voting and conversion rights and other provisions at the time of sale. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of liquidation, dissolution or the winding up of Transcept Pharmaceuticals, Inc., voting rights and rights to convert into common stock. We may also issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts. Each particular series of depositary shares will be more fully described in the prospectus supplement that will accompany this prospectus.

Warrants

We may issue warrants for the purchase of common stock, preferred stock or debt securities. We may issue warrants independently or together with other securities.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The senior debt securities will have the same rank as all of our other unsubordinated debt. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our common stock.

The senior and subordinated debt securities will be issued under separate indentures between us and a trustee. We have summarized the general features of the debt securities to be governed by the indentures. These indentures have been filed as exhibits to the registration statement of which this prospectus forms a part. We encourage you to read these indentures. Instructions on how you can get copies of these documents are provided under the heading “Where You Can Find More Information.”

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (as updated in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010) which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus and the registration statement of which it forms a part, any prospectus supplement, any related issuer free writing prospectus and the documents incorporated by reference into these documents contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements deal with our current plans, intentions, beliefs and expectations and statements of future economic performance. Statements containing terms such as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time to time we or our representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that we make with the SEC, or press releases or oral statements made by or with the approval of one of our authorized executive officers. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under Item 1A, “Risk Factors,” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” in our most recent Annual Report on Form 10-K, the corresponding sections in our most recent Quarterly Report on Form 10-Q and in our future filings made with the SEC. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this prospectus, any prospectus supplement or any related issuer free writing prospectus, which reflect management’s opinions only as of their respective dates. Except as required by law, we undertake no obligation to revise or publicly release the results of any revisions to any forward-looking statements. You are advised, however, to consult any additional disclosures we have made or will make in our reports to the SEC on Forms 10-K, 10-Q and 8-K. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus, any prospectus supplement or any related issuer free writing prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges on a historical basis for each of the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

	Fiscal Year Ended December 31,					Three Months Ended March 31, 2010
(In $000’s)	2005	2006	2007	2008	2009
Ratio of earnings to fixed charges(1)	N/A	N/A	N/A	N/A	N/A	N/A
Deficiency of earnings to fixed charges	$4,760	$13,266	$19,131	$19,123	$21,374	$1,817

(1)	For the purpose of computing the ratio of earnings to fixed charges, earnings consist of net loss plus fixed charges. Fixed charges consist of interest expense, amortization of debt expense and discount or premium related to indebtedness, whether expensed or capitalized. Due to our losses for the years ended December 31, 2005, 2006, 2007, 2008 and 2009, and for the three months ended March 31, 2010, earnings were insufficient to cover fixed charges for these periods. As of the date of this prospectus, we have no shares of preferred stock outstanding, and consequently, our ratio of earnings to preferred share dividends and ratio of earnings to fixed charges would be identical.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, the net proceeds from the sale of securities offered by this prospectus will be used for general corporate purposes and working capital requirements, which may include, among other things, the repayment or repurchase of debt obligations and other capital expenditures. We may also use a portion of the net proceeds for licensing or acquiring intellectual property or technologies to incorporate into our products and product candidates or our research and development programs, capital expenditures, to fund possible investments in and acquisitions of complementary businesses or partnerships. We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures, and we have no current plans with respect to acquisitions as of the date of this prospectus. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in a variety of securities, including commercial paper, government and non-government debt securities and/or money market funds that invest in such securities.

DIVIDEND POLICY

We have never paid cash dividends on our common stock. Moreover, we do not anticipate paying periodic cash dividends on our common stock for the foreseeable future. We intend to use all available cash and liquid assets in the operation and growth of our business. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, operating and financial conditions and on such other factors as our board of directors deems relevant.

DESCRIPTION OF CAPITAL STOCK

General

As of the date of this prospectus, our authorized capital stock consists of 105,000,000 shares. Those shares consist of 100,000,000 shares designated as common stock, $0.001 par value, and 5,000,000 shares designated as preferred stock, $0.001 par value. The only equity securities currently outstanding are shares of common stock. As of June 15, 2010, there were approximately 13,428,078 shares of common stock issued and outstanding.

The following is a summary of the material provisions of the common stock and preferred stock provided for in our certificate of incorporation and bylaws. For additional detail about our capital stock, please refer to our certificate of incorporation and bylaws, each as amended, copies of which are incorporated by reference into the registration statement to which this prospectus relates.

Common stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and there are no cumulative rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by the board of directors out of funds legally available for that purpose. However, we are not currently paying any dividends. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable, and any shares of common stock to be issued upon an offering pursuant to this prospectus and the related prospectus supplement will be fully paid and nonassessable upon issuance.

Our common stock is listed on the NASDAQ Global Market under the symbol “TSPT.” The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company, LLC. Its address is 59 Maiden Lane, Plaza Level, New York, NY 10038.

Preferred stock

The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder and that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to our certificate of incorporation and the certificate of designation relating to that series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series. The prospectus supplement also will contain a description of certain U.S. federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.

We currently have no shares of preferred stock outstanding. Our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock. Any or all of these rights may be greater than the rights of the common stock.

The board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could negatively affect the voting power and other rights of the holders of common stock. Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of us or make it more difficult to remove our management. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock.

The prospectus supplement for a series of preferred stock will specify:

•	the maximum number of shares;

•	the designation of the shares;

•

the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

•

the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

•	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

•	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

•

the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	the voting rights; and

•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

Preferred stock will be fully paid and nonassessable upon issuance.

Anti-Takeover Effects of Some Provisions of Delaware Law

Provisions of Delaware law and our currently in effect amended and restated certificate of incorporation and amended and restated bylaws could make the acquisition of our company through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult. We expect these provisions to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. We believe that the benefits provided by our ability to negotiate with the proponent of an unfriendly or unsolicited proposal outweigh the disadvantages of discouraging these proposals. We believe the negotiation of an unfriendly or unsolicited proposal could result in an improvement of its terms.

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:

•

Prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	The stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding

(a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

On or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Anti-Takeover Effects of Provisions of Our Charter Documents

Our amended and restated certificate of incorporation provides for our board of directors to be divided into three classes serving staggered terms. Approximately one-third of the board of directors will be elected each year. The provision for a classified board could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of the board of directors until the second annual stockholders meeting following the date the acquirer obtains the controlling stock interest. The classified board provision could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company and could increase the likelihood that incumbent directors will retain their positions. Our amended and restated certificate of incorporation provides that directors may be removed with cause by the affirmative vote of the holders of a majority of the voting power of all outstanding stock or without cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of all outstanding stock.

Our amended and restated certificate of incorporation requires that certain amendments of our certificate of incorporation and amendments by the stockholders of our bylaws require the approval of at least 66 2/3% of the voting power of all outstanding stock. These provisions could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company and could delay changes in our management.

Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. At an annual meeting, stockholders may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors. Stockholders may also consider a proposal or nomination by a person who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our Secretary timely written notice, in proper form, of his or her intention to bring that business before the meeting. The amended and restated bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting of the stockholders. However, our bylaws may have the effect of precluding the conduct of business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Our amended and restated bylaws provide that only our board of directors, the chairperson of the board, the president or the chief executive officer may call a special meeting of stockholders. Because our stockholders do not have the right to call a special meeting, a stockholder could not force stockholder consideration of a proposal over the opposition of the board of directors by calling a special meeting of stockholders prior to such time as a majority of the board of directors, the chairperson of the board, the president or the chief executive officer believed the matter should be considered or until the next annual meeting provided that the requestor met the notice requirements. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace the board also could be delayed until the next annual meeting.

Our amended and restated certificate of incorporation does not allow stockholders to act by written consent without a meeting. Without the availability of stockholder’s actions by written consent, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a stockholders’ meeting. The holder would have to obtain the consent of a majority of the board of directors, the chairman of the board or the chief executive officer to call a stockholders’ meeting and satisfy the notice periods determined by the board of directors.

DESCRIPTION OF THE DEPOSITARY SHARES

General

At our option, we may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do elect to offer fractional shares of preferred stock, we will issue receipts for depositary shares and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement by and among us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete, and is subject to modification in any prospectus supplement for any issuance of depositary shares. You should refer to the forms of the deposit agreement, our certificate of incorporation and the certificate of designation that are, or will be, filed with the SEC for the applicable series of preferred stock.

Dividends

The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the preferred stock.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and not fewer than 20 or more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of the preferred stock.

Voting

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The record date for the depositary will be the same date as the record date for the preferred stock. The depositary will, to the extent practicable, vote the preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in accordance with these instructions. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of preferred stock

Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of preferred stock underlying their depositary shares.

Partial shares of preferred stock will not be issued. Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

Amendment and termination of the deposit agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:

•	the initial deposit of the preferred stock;

•	the initial issuance of the depositary shares;

•	any redemption of the preferred stock; and

•	all withdrawals of preferred stock by owners of depositary shares.

Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:

•	refuse to transfer depositary shares;

•	withhold dividends and distributions; and

•	sell the depositary shares evidenced by the depositary receipt.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Neither the depositary nor we will be liable if either the depositary or we are prevented or delayed by law or any circumstance beyond the control of either the depositary or us in performing our respective obligations under the deposit agreement. Our obligations and the depositary’s obligations will be limited to the performance in good faith of our or the depositary’s respective duties under the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The depositary and we may rely on:

•	written advice of counsel or accountants;

•	information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

•	documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and removal of depositary

The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

Federal income tax consequences

Owners of the depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. As a result, owners will be entitled to take into account for U.S. federal income tax purposes and deductions to which they would be entitled if they were holders of such preferred stock. No gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares. The tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged. The holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

DESCRIPTION OF THE WARRANTS

General

We may issue warrants for the purchase of our debt securities, preferred stock or common stock, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants, if any;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

•	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the dates on which the right to exercise the debt warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any; the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the debt warrants, if any;

•	the redemption or call provisions, if any, applicable to the debt warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the debt warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of us.

DESCRIPTION OF THE DEBT SECURITIES

The debt securities may be either secured or unsecured and will either be our senior debt securities or our subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called indentures in this description. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The following is a summary of selected provisions and definitions of the indentures and debt securities to which any prospectus supplement may relate. The summary of selected provisions of the indentures and the debt securities appearing below is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and certificates evidencing the applicable debt securities. For additional information, you should look at the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes the prospectus. In this description of the debt securities, the words “Transcept Pharmaceuticals,” “we,” “us,” or “our” refer only to Transcept Pharmaceuticals, Inc. and not to any of our subsidiaries, unless we expressly state or the context otherwise requires.

The following description sets forth selected general terms and provisions of the applicable indenture and debt securities to which any prospectus supplement may relate. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

The prospectus supplement relating to a particular series of debt securities will set forth:

•	whether the debt securities are senior or subordinated;

•	the offering price;

•	the title;

•	any limit on the aggregate principal amount;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date;

•	the date or dates the principal will be payable;

•

the interest rate or rates, which may be fixed or variable, if any, the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

•	the place where payments may be made;

•	any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

•	if issued other than in denominations of U.S. $1,000 or any multiple of U.S. $1,000, the denominations in which the debt securities shall be issuable;

•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•

if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;

•	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

•

if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

•

if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “Satisfaction and discharge; defeasance” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

•	any conversion or exchange provisions;

•	whether the debt securities will be issuable in the form of a global security;

•	any subordination provisions applicable to the subordinated debt securities if different from those described below under “Subordinated debt securities;”

•	any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

•	any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

•	any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants;

•	any provisions relating to guaranties for the securities and any circumstances under which there may be additional obligors; and

•	any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates. The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Exchange and transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any partial redemption of debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We will appoint the trustee as the initial security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•	an event of default is continuing with respect to the debt securities of the applicable series; or

•	any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

•	entitled to have the debt securities registered in their names;

•	entitled to physical delivery of certificated debt securities; or

•	considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and paying agents

Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.

We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:

•	10 business days prior to the date the money would be turned over to the applicable state; or

•	at the end of two years after such payment was due,

will be repaid to us thereafter. The holder may look only to us for such payment.

No protection in the event of a change of control

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.

Covenants

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.

Consolidation, merger and sale of assets

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person (other than a subsidiary of us), in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person (other than a subsidiary of us), unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership, trust or other business entity;

•	the successor entity assumes our obligations on the debt securities and under the indentures;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions specified in the indenture are met.

Events of default

Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indentures:

(1) we fail to pay principal of or any premium on any debt security of that series when due;

(2) we fail to pay any interest on any debt security of that series for 60 days after it becomes due;

(3) we fail to deposit any sinking fund payment when due;

(4) we fail to perform any other covenant in the indenture and such failure continues for 90 days after we are given the notice required in the indentures; and

(5) certain events involving our bankruptcy, insolvency or reorganization.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.

Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (5) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least a 25 percent in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.

Unless we indicate otherwise in a prospectus supplement, if an event of default described in clause (5) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated debt securities.”

Notwithstanding the foregoing, each indenture will provide that we may, at our option, elect that the sole remedy for an event of default relating to our failure to comply with our obligations described under the section entitled “Reports” below or our failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will for the first 180 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the relevant series of debt securities at an annual rate equal to (i) 0.25% of the principal amount of such series of debt securities for the first 90 days after the occurrence of such event of default and (ii) 0.50% of the principal amount of such series of debt securities from the 91st day to, and including, the 180th day after the occurrence of such event of default, which we call “additional interest.” If we so elect, the additional interest will accrue on all outstanding debt securities from and including the date on which such event of default first occurs until such violation is cured or waived and shall be payable on each relevant interest payment date to holders of record on the regular record date immediately preceding the interest payment date. On the 181st day after such event of default (if such violation is not cured or waived prior to such 181st day), the debt securities will be subject to acceleration as provided above. In the event we do not elect to pay additional interest upon any such event of default in accordance with this paragraph, the debt securities will be subject to acceleration as provided above.

In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of any event of default relating to the failure to comply with the reporting obligations in accordance with the preceding paragraph, we must notify all holders of debt securities and the trustee and paying agent of such election prior to the close of business on the first business day following the date on which such event of default occurs. Upon our failure to timely give such notice or pay the additional interest, the debt securities will be immediately subject to acceleration as provided above.

After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder of debt securities of any series will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1) the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2) the holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3) the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed in (1) through (3) above.

We will furnish the trustee an annual statement from our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and waiver

Unless we indicate otherwise in a prospectus supplement, the applicable trustee and we may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:

•	providing for our successor to assume the covenants under the indenture;

•	adding covenants or events of default;

•	making certain changes to facilitate the issuance of the securities;

•	securing the securities;

•	providing for a successor trustee or additional trustees;

•	curing any ambiguities or inconsistencies;

•	providing for guaranties of, or additional obligors on, the securities;

•	permitting or facilitating the defeasance and discharge of the securities; and

•	other changes specified in the indenture.

However, neither the trustee nor we may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•	change the stated maturity of any debt security;

•

reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

•	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

•	change the place of payment or the currency in which any debt security is payable;

•	impair the right to enforce any payment after the stated maturity or redemption date;

•	if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;

•	adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

•	change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and discharge; defeasance

We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect either or both of the following:

•

we may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

•

we may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

With respect to debt securities of any series that are denominated in a currency other than United States dollars, “foreign government obligations” means:

•

direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof; or

•

obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof.

Reports

The indentures provide that any reports or documents that we file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the trustee within 15 days after the same is filed with the SEC. Documents filed by us with the SEC via the EDGAR system will be deemed filed with the trustee as of the time such documents are filed with the SEC.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing law

The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

No personal liability of directors, officers, employees and stockholders

No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Regarding the trustee

The indentures limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

The trustee will be permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordinated debt securities

The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.

The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, in cash or other payment satisfactory to the holders of senior debt, of all senior debt, including any senior debt securities.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshalling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt.

In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to the subordinated debt securities of that series, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.

In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables and lease obligations. This occurs because our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and your right to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to us.

We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.

Under the subordinated indenture, we may also not make payment on the subordinated debt securities if:

•

a default in our obligations to pay principal, premium, if any, interest or other amounts on our senior debt occurs and the default continues beyond any applicable grace period, which we refer to as a payment default; or

•

any other default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate its maturity, which we refer to as a non-payment default, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture.

We will resume payments on the subordinated debt securities:

•	in case of a payment default, when the default is cured or waived or ceases to exist, and

•	in case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice.

No new payment blockage period may commence on the basis of a nonpayment default unless 365 days have elapsed from the effectiveness of the immediately prior payment blockage notice. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.

As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.

The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under the section entitled “Satisfaction and discharge; defeasance,” if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.

If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.

Senior debt securities will constitute senior debt under the subordinated indenture.

Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

Definitions

“Designated senior debt” means our obligations under any particular senior debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which we are a party, expressly provides that such indebtedness shall be designated senior debt for purposes of the subordinated indenture. The instrument, agreement or other document evidencing any designated senior debt may place limitations and conditions on the right of such senior debt to exercise the rights of designated senior debt.

“Indebtedness” means the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the indenture for such series of securities or thereafter created, incurred or assumed:

•	our indebtedness evidenced by a credit or loan agreement, note, bond, debenture or other written obligation;

•	all of our obligations for money borrowed;

•	all of our obligations evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind,

•	our obligations:

•	as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, or

•	as lessee under leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes;

•	all of our obligations under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements;

•	all of our obligations with respect to letters of credit, bankers’ acceptances and similar facilities, including reimbursement obligations with respect to the foregoing;

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all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

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all obligations of the type referred to in the above clauses of another person, the payment of which, in either case, we have assumed or guaranteed, for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on our property; and

•

renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in the above clauses of this definition.

“Senior debt” means the principal of, premium, if any, and interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, and rent payable on or in connection with, and all fees and other amounts payable in connection with, our indebtedness. However, senior debt shall not include:

•

any debt or obligation if its terms or the terms of the instrument under which or pursuant to which it is issued expressly provide that it shall not be senior in right of payment to the subordinated debt securities or expressly provide that such indebtedness is on the same basis or “junior” to the subordinated debt securities; or

•	debt to any of our subsidiaries, a majority of the voting stock of which is owned, directly or indirectly, by us.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more or our other subsidiaries or by a combination of us and our other subsidiaries. For purposes of this definition, “voting stock” means stock or other similar interests which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale through underwriters or dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct sales and sales through agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Underwriter, dealer or agent discounts and commissions

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. The maximum commission or discount to be received by any underwriter, dealer or agent will not be greater than eight percent (8%) of the maximum gross proceeds of the securities that may be sold under this prospectus.

Delayed delivery contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market making, stabilization and other transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative transactions and hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

EXPERTS

The consolidated financial statements of Transcept Pharmaceuticals, Inc. appearing in the Transcept Pharmaceuticals, Inc. Annual Report (Form 10-K) for the year ended December 31, 2009, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement under the Securities Act of 1933 relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under “Incorporation by Reference” are also available on our Website at http://www.transcept.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

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our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 30, 2010, including the information incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 from our Definitive Proxy Statement on Schedule 14A filed on April 26, 2010;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, filed on May 14, 2010;

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our Current Reports on Form 8-K filed on January 20, 2010, February 4, 2010, February 10, 2010, February 24, 2010, March 23, 2010, March 25, 2010, April 8, 2010, April 27, 2010, May 12, 2010, June 3, 2010 and June 8, 2010; and

•

the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on May 2, 2006, and any further amendment or report filed hereafter for the purpose of updating such description pursuant to Section 12(b) of the Exchange Act.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

You may request a copy of these filings, at no cost to you, by telephoning us at (510) 215-3500 or by writing us at the following address:

Transcept Pharmaceuticals, Inc.

1003 W. Cutting Blvd., Suite #110

Point Richmond, California 94804

United States of America

Attn: Investor Relations

You may also access the documents incorporated by reference in this prospectus through our Website at http://www.transcept.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

             Shares

Common Stock

$             per share

Leerink Swann

Lazard Capital Markets

PROSPECTUS